UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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SEACOR Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2200 Eller Drive

P.O. Box 13038

Fort Lauderdale, Florida 33316

April 6, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the “Meeting”) of SEACOR Holdings Inc. (the “Company”), which will be held at Four Seasons Hotel – St. Louis, located at 999 North Second Street, St. Louis, Missouri 63102, on May 13, 2009, at 9:00 a.m., Central time. All holders of record of the Company’s outstanding common stock at the close of business on March 27, 2009 will be entitled to vote at the Meeting.

Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

Whether or not you expect to attend the Meeting and regardless of the number of shares of the Company’s common stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy card in the postage-paid, pre-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

We hope that you will be able to attend and look forward to seeing you at the Meeting.

Sincerely,

Charles Fabrikant

Chairman of the Board

2200 Eller Drive

P.O. Box 13038

Fort Lauderdale, Florida 33316

SEACOR Holdings Inc.

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 13, 2009

________________________

April 6, 2009

To Our Stockholders:

The 2009 Annual Meeting of Stockholders of SEACOR Holdings Inc. (“SEACOR”) will be held on Wednesday, May 13, 2009 at 9:00 a.m., Central time, at Four Seasons Hotel – St. Louis, located at 999 North Second Street, St. Louis, Missouri 63102, for the following purposes:

1.	To elect eleven directors to serve until the 2010 Annual Meeting of Stockholders;
2.	To ratify the appointment of Ernst & Young LLP as SEACOR’s independent registered public accounting firm for the fiscal year ending December 31, 2009;
3.	To approve the 2009 SEACOR Holdings Inc. Employee Stock Purchase Plan;
4.

To approve an amendment to increase the number of shares of common stock authorized for issuance under the SEACOR Holdings Inc. 2007 Share Incentive Plan, to eliminate the ability to “reprice” stock options or stock appreciation rights without stockholder approval and to provide that shares of common stock that are used in either a net settlement of the exercise of stock options or to pay the exercise price or withholding taxes related to an award will no longer be available for grant under the plan;

5.	To approve the SEACOR Holdings Inc. Management Incentive Plan; and
6.	To transact such other business as may properly come before the annual meeting and any adjournments thereof.

Only holders of record of SEACOR common stock at the close of business on March 27, 2009 will be entitled to notice of and to vote at the annual meeting. See the “Solicitation of Proxies, Voting and Revocation—Voting” section of the accompanying proxy statement for the place where the list of stockholders may be examined.

Your vote is very important! Please complete, sign, date and return the enclosed proxy card, whether or not you expect to attend the annual meeting, so that your shares may be represented at the annual meeting if you are unable to attend and vote in person. If you attend the annual meeting, you may revoke your proxy and vote your shares in person.

For the Board of Directors,

Paul L. Robinson

Corporate Secretary

SEACOR Holdings Inc.

2200 Eller Drive

P,O. Box 13038

Fort Lauderdale, Florida 33316

_________________________

PROXY STATEMENT

_________________________

Annual Meeting of Stockholders

To Be Held on

May 13, 2009

SOLICITATION OF PROXIES, VOTING AND REVOCATION

General

This Proxy Statement and the enclosed proxy card are being furnished to holders of record of the common stock, $.01 par value per share (the “Common Stock”), of SEACOR Holdings Inc., a Delaware corporation (the “Company” or “SEACOR”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2009 Annual Meeting of Stockholders (the “Meeting”) to be held on Wednesday, May 13, 2009 and at any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 6, 2009.

Voting

The Company’s Board has fixed the close of business on March 27, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. Attendance at the Meeting, in person or represented by proxy, by the holders of record of a majority of all shares of Common Stock issued, outstanding, and entitled to vote constitutes a quorum. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum for the Meeting. A “broker non-vote” occurs when a bank, broker or other holder of record (“broker”) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

As of the Record Date, there were 60,000,000 shares of Common Stock authorized, of which 20,190,516 were issued and outstanding. The Company has no other voting securities issued or outstanding.

A list of the Company’s stockholders as of the Record Date will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at the offices of the Company, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. Common Stock represented by properly executed proxy cards that are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein.

Election to the Board requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. Only votes for a director or withheld are counted in determining whether a plurality has been cast for such director. Abstentions and broker non-votes are not counted for purposes of the election of directors and will not affect the outcome of such election.

For matters other than the election of directors, stockholders may vote in favor of the proposal or against the proposal, or abstain from voting. The affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of those matters. Because abstentions are treated as shares present or represented and voting, abstaining has the same effect as a negative vote. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved such matters.

At the close of business on the Record Date, directors and “named” executive officers of the Company, as defined in the table on page 4, and their affiliates beneficially owned approximately 1,983,851 shares of Common Stock, collectively representing approximately 9.83% of the Common Stock outstanding on that date.

If your shares are held in “street name” by a broker and you wish to vote on the proposals to elect the directors, to ratify the appointment of the Company’s independent registered public accounting firm, or other matters raised at the annual meeting and to act upon any other routine business that may properly come before the annual meeting, you should provide instructions to your broker. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker with instructions, your broker generally will have the authority to vote on the election of directors, the ratification of the appointment of the independent registered public accounting firm and other routine matters.

If you sign and return your proxy card but do not specify how your shares are to be voted, they will be voted FOR election as a director of each of management’s nominees named under “Proposal No. 1 — Election of Directors” in this Proxy Statement and listed under Item 1 of the enclosed proxy card, FOR Proposal No. 2 — “Ratification of Appointment of Independent Auditors” in this Proxy Statement and listed under Item 2 of the enclosed proxy card, FOR Proposal No. 3 — “Approval of the SEACOR Holdings Inc. 2009 Employee Stock Purchase Plan” in this Proxy Statement and listed under Item 3 of the enclosed proxy card, FOR Proposal No. 4 — “Approval of an Amendment to Increase the Number of Shares of Common Stock Authorized for Issuance under the SEACOR Holdings Inc. 2007 Share Incentive Plan” in this Proxy Statement and listed under Item 4 of the enclosed proxy card and FOR Proposal No. 5 — “Approval of the SEACOR Holdings Inc. Management Incentive Plan” in this Proxy Statement and listed under Item 5 of the enclosed proxy card. If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for the stockholder.

As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspectors of election and personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Revocation of Proxies

A stockholder who so desires may revoke such stockholder’s proxy at any time before it is exercised at the Meeting by: (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) to vote in person.

Internet Proxy

This Proxy Statement and the Company’s 2008 Annual Report are available on the Internet at www.seacorholdingsinvestors.com.

In addition, you may find information on how to obtain directions to be able to attend the meeting and vote in person by submitting a query via e-mail to Investor_Relations@ckor.com.

Solicitation Expenses

The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.

The Company has requested brokers, bankers and other nominees who hold voting stock of the Company to forward proxy solicitation materials to their customers and such nominees will be reimbursed for their reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Common Stock by: (i) all persons (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each “named executive officer” of the Company named in the Summary Compensation Table set forth below under “Executive Compensation,” and (iv) all directors and executive officers of the Company as a group (15 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of March 27, 2009.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class

Charles Fabrikant (3)	1,140,380	5.65%
Randall Blank (4)	88,281	*
Pierre de Demandolx (5)	29,500	*
Dick Fagerstal (6)	49,144	*
Richard Fairbanks (7)	47,000	*
John Gellert (8)	144,215	*
Michael E. Gellert (9)	239,858	1.19%
John C. Hadjipateras (10)	32,000	*
Oivind Lorentzen (11)	34,000	*
Andrew R. Morse (12)	53,031	*
Christopher Regan (13)	16,795	*
Richard Ryan (14)	30,060	*
Stephen Stamas (15)	20,900	*
Steven Webster (16)	31,087	*
Steven J. Wisch (17)	27,600	*

Porter Felleman (18)	1,345,604	6.66%
666 Fifth Avenue
New York, New York 10103

T. Rowe Price (19)	1,045,640	5.18%
100 E. Pratt Street
Baltimore, MD 21202

Kensico Capital Management Corp. (20)	1,950,040	9.66%
55 Railroad Avenue, 2nd Floor
Greenwich, CT 06830

Baron Capital Group, Inc. (21)	1,938,950	9.60%
767 Fifth Avenue
New York, New York 10153

Goldman Sachs Asset Management, L.P. (22)	1,099,737	5.45%
32 Old Slip
New York, NY 10005

Barclays Global Investors (23)	1,129,616	5.59%
400 Howard Street
San Francisco, CA 94105

All directors and named executive officers as a group (15 persons)	1,983,851	9.83%

___________________________

*	Less than 1.0%.

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.
(2)

The information contained in the table above reflects “beneficial ownership” of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days after the date of this Proxy Statement.

(3)

Includes 502,536 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation (“FIC”), of which he is President, the record owner of 372,727 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust, of which he is the trustee, the record owner of 18,995 shares of Common Stock, (iii) the E Trust, of which he is trustee, the record owner of 3,789 shares of Common Stock, (iv) the H Trust, of which he is trustee, the record owner of 3,789 shares of Common Stock and (v) VSS Holding Corporation (“VSS Holdings”), of which he is President and sole stockholder, the record owner of 103,236 shares of Common Stock. Also includes 114,100 shares of restricted stock over which Mr. Fabrikant exercises sole voting power and 247,500 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable.

(4)

Includes 8,559 shares of restricted stock over which Mr. Blank exercises sole voting power and 38,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable.

(5)	Includes 27,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days.
(6)

Includes 9,300 shares of restricted stock over which Mr. Fagerstal exercises sole voting power and 18,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable.

(7)

Includes 17,500 shares of Common Stock of which Mr. Fairbanks may be deemed to own through a trust of which he is a trustee and 27,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days.

(8)

Includes 40,600 shares of restricted stock over which Mr. Gellert exercises sole voting power and 70,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable.

(9)

Includes 120,000 shares of Common Stock owned by Windcrest Partners, of which Mr. Gellert is one of two general partners, 28,952 shares of Common Stock owned by his wife and 27,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days.

(10)

Includes 2,000 shares of Common Stock which Mr. Hadjipateras may be deemed to own through a trust held for his children of which he is the trustee and 24,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days.

(11)	Includes 21,000 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days.
(12)	Includes 27,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(13)

Includes 6,295 shares of Common Stock which Mr. Regan may be deemed to own through a trust held for his children and 9,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.

(14)

Includes 8,400 shares of restricted stock over which Mr. Ryan exercises sole voting power and 16,492 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days.

(15)	Includes 18,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.

(16)	Includes 9,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(17)	Includes 15,000 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days.
(18)

According to a Schedule 13G amendment filed jointly on February 17, 2009 by a group consisting of A. Alex Porter (“Porter”), Paul Orlin (“Orlin”), Geoffrey Hulme (“Hulme”) and Jonathan W. Friedland (“Friedland”), Porter, Orlin, Hulme and Friedland have shared voting and dispositive power as to all such shares.

(19)

These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(20)

According to a Schedule 13G amendment filed jointly on February 17, 2009 by Kensico Capital Management Corporation (“Kensico”), Michael Lowenstein (“Mr. Lowenstein”) and Thomas J. Coleman (“Mr. Coleman”), these shares are held for the accounts of Kensico Partners, L.P., Kensico Offshore Fund, Ltd., Kensico Offshore Fund II Master and Kensico Drawdown Fund, L.P. Kensico, Mr. Lowenstein and Mr. Coleman have shared voting and dispositive power as to all such shares.

(21)

According to a Schedule 13G amendment filed jointly on February 12, 2009 by Baron Capital Group, Inc. (“BCG”), Bamco, Inc. (“Bamco”), Baron Capital Management, Inc. (“BCM”), Baron Growth Fund (“BGF”) and Ronald Baron (“Mr. Baron”), the filers are collectively the beneficial owners of more than 5% of the outstanding Common Stock. BCG and Mr. Baron have shared voting power with respect to 1,758,950 shares and shared dispositive power with respect to 1,938,950 shares. Bamco has shared voting power with respect to 1,662,300 shares and shared dispositive power with respect to 1,837,300 shares. BCM has shared voting power with respect to 96,650 shares and shared dispositive power with respect to 101,650 shares. BGF has shared voting power and shared dispositive power with respect to 1,100,000 shares.

(22)

According to a Schedule 13G amendment filed on February 12, 2007 by Goldman Sachs Asset Management, L.P. (“Goldman”), Goldman has sole dispositive power and sole voting power with respect to all such shares.

(23)

According to a Schedule 13G filed jointly on February 5, 2009 by Barclays Global Investors, NA (“BGI NA”), Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, Ltd (“BGI Ltd”), Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited (“BGI C”), Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, the filers are collectively the beneficial owners of more than 5% of the outstanding Common Stock. BGI NA has sole voting power with respect to 396,873 shares and sole dispositive power with respect to 474,963 shares. BGFA has sole voting power with respect to 412,683 shares and sole dispositive power with respect to 640,066 shares. BGI Ltd has sole voting power with respect to 1,126 shares and sole dispositive power with respect to 13,927 shares. BGI C has sole voting power and sole dispositive power with respect to 660 shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors. Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company’s business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

Pursuant to the Company’s Third Amended and Restated By-Laws currently in effect (the “By-Laws”), the number of directors constituting the Board shall be no fewer than five nor more than twelve, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at eleven members. The By-Laws provide that directors of the Company are elected annually to serve until the next Annual Meeting of Stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, eleven directors are to be elected to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

Director Independence. The Board has adopted standards for determination of director independence in compliance with the NYSE corporate governance listing standards. A copy of the Company’s Corporate Governance Guidelines is available to holders of the Company’s securities free of charge on the Company’s website at www.seacorholdings.com by clicking on “Corporate Governance” on the “Investors” link.

The Board has affirmatively determined that each member of the Board meets the Company’s independence standards with the exception of Mr. Fabrikant (because he is the current President and Chief Executive Officer of the Company) and Mr. Gellert (because his son is employed by the Company as a Senior Vice President).

The Company maintains certain investment accounts with UBS Financial Services Inc., the investment bank affiliate of UBS.  Mr. Morse is a non-executive principal in the U.S. Wealth Management group.  Mr. Morse is not involved in the management or administration of any Company accounts and there is no relationship between Mr. Morse’s compensation and such accounts. UBS is a global financial institution present in all major financial centers worldwide, with offices in 50 countries, employing more than 69,500 people.  UBS is structured through eight diverse units: Global Wealth Management and Business Banking, Wealth Management International and Switzerland, Wealth Management U.S., Business Banking Switzerland, Global Asset Management, Investment Bank, Corporate Center and Industrial Holdings. The Wealth Management U.S. division, of which Mr. Morse is associated, is an independent business group focused on providing wealth management services to private clients.  In contrast, the Investment Bank, operating out of entirely separate subsidiaries, is focused on providing services to corporate and institutional clients. The fact that Mr. Morse happens to be associated with UBS’s Wealth Management division is irrelevant to the Company’s relationship with UBS’s Investment Bank division.  As a consequence, the Board has determined that Mr. Morse’s relationship with UBS Financial Services Inc. does not create a material relationship between Mr. Morse and the Company and, therefore, concludes that Mr. Morse is independent under the NYSE rules.

Executive Sessions. Directors meet at regularly scheduled executive sessions without any members of management present to discuss issues relating to management performance and any other issue that may involve a conflict concerning management. In May 2007, the Company’s Board of Directors elected Oivind Lorentzen as its Lead Director. Executive sessions are presided over by Mr. Lorentzen.

Communications With The Board or Non-Employee Directors. Securityholders or interested parties who wish to communicate with the Board, its Lead Director its non-employee and/or its independent directors may do so by writing in care of SEACOR’s Corporate Secretary, indicating by title or name to whom correspondence should be directed. Correspondences should be sent to: SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, FL 33316 or to corporatesecretary@ckor.com. The non-employee directors have established procedures for handling communications from Securityholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees will be forwarded to the non-employee directors. Communications that relate to matters that are within the responsibility of one of the Board Committees will be forwarded to the chairperson of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications will not to be forwarded, but will be made available to any non-employee director who wishes to review them.

The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters, in each case relating to the Company. These procedures are published on the Company’s website, at www.seacorholdings.com, under the “Investors—Corporate Governance—Procedures for Addressing Complaints About Accounting and Auditing Matters” link. Such complaints, reports or concerns may be communicated to the Company’s General Counsel or the Chairman of the Audit Committee through a toll-free hotline at 1-866-384-4277 or through an internet based reporting tool, provided by EthicsPoint (www.ethicspoint.com), each available on an anonymous and confidential basis. Complaints received are logged by the General Counsel, communicated to the Chairman of the Audit Committee and investigated, under the supervision of the Audit Committee, by the General Counsel. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), these procedures prohibit the Company from retaliating against any person who, in good faith, submits an accounting or auditing complaint, report or concern or provides assistance in the investigation or resolution of such matters.

Biographical Information. Set forth below is certain biographical information with respect to each nominee for election as director:

Name	Age	Position	Director Since
Charles Fabrikant	64	Chairman of the Board of Directors, President and Chief Executive Officer	December 1989
Pierre de Demandolx (2)	68	Director	April 1994
Richard Fairbanks (2)(3)	68	Director	April 1993
Michael E. Gellert	77	Director	December 1989
John C. Hadjipateras (1)(2)	58	Director	July 2000
Oivind Lorentzen (2)(3)	58	Lead Director	August 2001
Andrew R. Morse (1)(2)	63	Director	June 1998
Christopher Regan (1)	54	Director	September 2005
Stephen Stamas (1)(2)	77	Director	December 1992
Steven Webster	57	Director	September 2005
Steven J. Wisch (2)(3)	47	Director	August 2003

_________________

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.

Charles Fabrikant is Chairman of the Board, President and Chief Executive Officer and has been a director of the Company and several of its subsidiaries since 1989. Mr. Fabrikant is also a director of Diamond Offshore Drilling, Inc., a contract oil and gas driller. He is also President of Fabrikant International Corporation, or FIC, a privately owned corporation engaged in marine investments. FIC may be deemed an affiliate of the Company.

Pierre de Demandolx has been a general partner of DPH Conseils, a Paris based shipping and energy consulting company since October 2003. From April 1999 until October 2003, Mr. de Demandolx was the Managing Director of Petroleum Development and Diversification, a London based consulting agency. From 1995 until September 2001, he was a director of Compagnie Nationale de Navigation, or CNN, a Paris based public shipping company controlled by Worms et Cie until 1998 and owned by Compagnie Maritime Belge until 2001. Mr. de Demandolx was the Chief Executive Officer of CNN from September 1990 to June 1996. From 1996 until October 1997, Mr. de Demandolx was the Chairman of the Board of Héli-Union, a Paris based helicopter transportation company.

Richard Fairbanks has been a Counselor at the Center for Strategic and International Studies, a Washington, D.C. based research organization, since April 2000, where he served as Managing Director for Domestic and International Issues from 1994 until April 1999, and President and Chief Executive Officer from May 1999 to April 2000. Mr. Fairbanks was the Managing Partner of the Washington, D.C. office of Paul, Hastings, Janofsky & Walker LLP (a law partnership) from 1985 to 1992, when he became Senior Counsel, a position he held until 1994. Mr. Fairbanks served as a director of Hercules Inc. between 1995 and 2000 and between 1998 and 2005 he served as a director of SPACEHAB, Inc. Mr. Fairbanks is also a director of GATX Corporation. He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court.

Michael E. Gellert has been one of two general partners of Windcrest Partners, a New York-based investment partnership, for more than the past five years. Mr. Gellert is currently a director of Dalet Technologies S.A., the Chairman of Worldwide Funds, a director of Legg Mason Funds and a director of several private companies. Until December 2005, Mr. Gellert was a director of Devon Energy Corp. and Humana Inc. Mr. Gellert was also a director of Six Flags Inc. until January 2006.

John C. Hadjipateras is President of Eagle Ocean Transport Inc., a Stamford, Connecticut-based marine transportation agency concentrating in vessel sales and purchase, chartering, insurance and finance. He is a Trustee of KIDSCAPE Ltd., a U.K. based award winning charity. Previously, from 1972 to 1993, he was Managing Director of Peninsular Maritime Ltd., a ship brokerage firm based in London, England. From 1974 until 1999, Mr. Hadjipateras was a Council member of INTERTANKO, the International Association of Independent Tanker Owners. From 1985 until 1989, he was a Board Member of the Greek Shipping Cooperation Committee. He was Member of the Board of Advisors to the Faculty of Language and Linguistics of Georgetown University.

Oivind Lorentzen has been the President of Northern Navigation America, Inc., a Stamford, Connecticut- based investment management and ship agency company concentrating in specialized marine transportation and ship finance since 1990. From 1979 to 1990, Mr. Lorentzen was Managing Director of Lorentzen Empreendimentos S.A., an industrial and shipping group in Brazil, and he served on its Board of Directors until December 2005. Mr. Lorentzen was Chairman of NFC Shipping Funds from 2001 to 2008. Mr. Lorentzen is also a director of Blue Danube, Inc and Genessee & Wyoming Inc.

Andrew R. Morse has been Senior Vice President—Investments at The Morse Group at UBS Financial Services Inc., a New York-based investment banking firm, since October 2001. Mr. Morse was Senior Vice President—Investments of Salomon Smith Barney Inc. of New York, an investment banking firm, and Smith Barney Inc., its predecessor, from March 1993 to October 2001. Mr. Morse sits on numerous philanthropic boards. Mr. Morse served as a director of Seabulk International, Inc. until March 2006 following the merger of this entity with the Company.

Christopher Regan is co-founder and since March 2002, managing director of The Chartis Group, a management consultancy group, offering strategic, operational and organizational advice to U.S. healthcare providers, suppliers and payers. Prior to co-founding The Chartis Group in 2001, Mr. Regan served from March 2001 to December 2001 as President of H-Works, a health care management consulting firm and a division of The Advisory Board Company. From January 2000 through December 2000, Mr. Regan served as Senior Vice President of Channelpoint, Inc., a health care information services company. Mr. Regan also serves as a Trustee of Ascension Health Ventures.

Stephen Stamas has served as the Chairman of The American Assembly of Columbia University, a New York-based not-for-profit organization involved in the study of public affairs, since mid 2005, a position he also held from 1987 until March 2003. Since 2007, Mr. Stamas has served as Chairman of the Nasher Foundation and the Nasher Sculpture Center in Dallas. Mr. Stamas was formerly a member of the board of overseers of Harvard

University, where he was president of the board from 1983-1985. Mr. Stamas was the Chairman of the New York Philharmonic from 1989 until 1996 and Vice Chairman of the Rockefeller University from 1995 until November 1999. From 1992 to 2003 he was a board member of the BNY Hamilton Funds, a mutual fund company. From 1973 to 1986, he served as Corporate Vice President of Exxon Corporation.

Steven Webster is, and has been since July 2005, President and Co-Managing Partner of Avista Capital Partners LP, an investment partnership which focuses on the energy, media and healthcare industries. From 2000 through June 2005, Mr. Webster was Chairman of Global Energy Partners, an affiliate of Credit Suisse First Boston’s Alternative Capital Division. From 1988 through 1997, Mr. Webster was Chairman and CEO of Falcon Drilling Company, Inc. (“Falcon Drilling”) an offshore drilling company he founded, and through 1999, served as President and CEO of R&B Falcon Corporation (“R&B Falcon”), the successor to Falcon Drilling formed through its merger with Reading & Bates Corporation and Cliffs Drilling Company. Mr. Webster served as a Vice Chairman of R&B Falcon until 2001 when it merged with Transocean, Inc. Mr. Webster formerly served on the Board of Directors of Crown Resources Corporation, Brigham Exploration Company, Goodrich Petroleum Corporation, Grey Wolf, Inc., Encore Bancshares, Inc., Solitario Exploration & Royalty Corporation and Pinnacle Gas Resource. Mr. Webster currently serves as Chairman of Carrizo Oil & Gas, Inc. and Basic Energy Services Inc. He is also Trust Manager of Camden Property Trust and a director of Hercules Offshore, LLC, Geokinetics Inc., and various private companies. Mr. Webster served as a director of Seabulk International, Inc., a subsidiary of the Company, from September 2002 to March 2006.

Steven J. Wisch is the Co-Founder and Managing Partner of India Equity Partners, an Indian private equity fund, and the Co-Founder and Managing Director of IREO, an Indian real estate development fund. Previously, Mr. Wisch was President of Related Investments, a New York-based private investment firm, from November 2003 through 2005. From December 2001 through August 2002, Mr. Wisch was Chief Operating Officer of The 9/11 United Services Group, a New York-based not-for-profit organization. In December 2001, Mr. Wisch retired as a Partner and Managing Director of Goldman, Sachs & Co., an international investment bank, where he was employed from 1983 through 1985 and from 1987 through December 2001. Mr. Wisch also serves on the Board of Trustees of the Trinity School in New York City, the Board of Directors of Hudson Holdings, LLC and is a member of the Council on Foreign Relations.

Voting. Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you “withhold authority” to vote as director on the enclosed proxy card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5’s were required for such reporting persons, the Company believes that during the 2008 fiscal year all Section 16(a) filing requirements were satisfied except that Dick Fagerstal, Senior Vice President, Corporate Development filed one report untimely.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FORTHE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND

COMMITTEES THEREOF

Meetings

During the year ended December 31, 2008, the Board held six meetings. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served during their tenure in 2008, except for Steven J. Wisch, who attended 50% (3 of 6) of the aggregate number of Board meetings and 0% (0 of 1) of the aggregate number of Nominating and Corporate Governance Committee meetings during his tenure in 2008. Although the Company does not have a formal policy requiring Board members to attend the Annual Meeting, ten of the eleven Board members then serving attended the Company’s 2008 Annual Meeting.

Compensation of Directors

Directors who are officers of the Company receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. During 2008, directors who were not officers of the Company were paid at an annual rate of $52,000 and received $4,000 for every Board and committee meeting attended in person and $2,000 per such meetings for telephonic attendance.

The SEACOR 2007 Share Incentive Plan (the “Share Incentive Plan”) was approved by stockholders at the 2007 Annual Meeting and is administered by the Board of Directors or by a committee designated by the Board. Under the Share Incentive Plan, each member of the Board who is not an employee of the Company is granted options and shares of Common Stock.

On the date of the 2008 Annual Meeting, each non-employee director was granted an option to purchase 3,000 shares of Common Stock, subject to adjustment. The exercise price of the options granted is the fair market value per share of Common Stock on the date the options are granted. Options are exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of the Company’s stockholders after, the date of grant, for a period of up to ten years from date of grant. Subject to the accelerated vesting of options upon a non-employee director’s death or disability or the change in control of the Company, if a non-employee director’s service as a director of the Company is terminated, his or her options that are not then exercisable will terminate. A non-employee director’s options that are vested but not exercised may, subject to certain exceptions, be exercised within one year after the date of termination of service as a director in cases of termination by reason of voluntary retirement, failure of the Company to nominate such director for re-election or failure of such director to be re-elected by stockholders after nomination by the Company, or termination of service as a director by reason of death or disability. In addition, each non-employee director in office immediately following such annual meeting was granted 500 shares of Common Stock with such shares to be delivered in four equal installments of 125 shares on the date of such annual meeting and on the dates that are three, six, and nine months thereafter (each such installment of shares, until the delivery date thereof, “Unvested Stock Award”). If a non-employee director’s service as a director of the Company terminates for any reason, any and all Unvested Stock Awards shall terminate. It is the policy of the Board to approve annual equity grants of 3,000 options to purchase shares of Common Stock and 500 shares of restricted stock at its regularly pre-scheduled annual meetings. These grants are made on pre-established dates established by the Board and the Company does not time the release of non-public information for the purpose of affecting the value of equity awards.

The following table shows the compensation of the Company’s non-employee directors for the year ended December 31, 2008.

Name	Fees earned or paid in cash (4)	Stock Awards (5)	Option Awards (6)	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)
Pierre de Demandolx (2)(7)	76,000	45,023	67,284	—	—	188,307
Richard Fairbanks (2)(3)(8)	104,000	45,023	67,284	—	—	216,307
Michael E. Gellert (9)	72,000	45,023	67,284	—	—	184,307
John C. Hadjipateras (1)(2)(10)	96,000	45,023	67,284	—	—	208,307
Oivind Lorentzen (2)(3)(11)	104,000	45,023	67,284	—	—	216,307
Andrew R. Morse (1)(2)(12)	84,000	45,023	67,284	—	—	196,307
Christopher Regan (1)(13)	72,000	45,023	67,284	—	—	184,307
Stephen Stamas (1)(2)(14)	96,000	45,023	67,284	—	—	208,307
Steven Webster (15)	72,000	45,023	67,284	—	—	184,307
Steven J. Wisch (2)(3)(16)	82,000	45,023	67,284	—	—	194,307

_________________________

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.
(4)

Non-employee directors were paid at an annual rate of $52,000 and received $4,000 for every Board and committee meeting attended in person and $2,000 for each meeting attended by telephone. During 2008, Mr. Morse elected to defer $42,000 of compensation included in the table above in the Company’s Non-Qualified Deferred Compensation Program.

(5)

On June 4, 2008, all ten non-employee directors were granted 500 shares of Common Stock (consistent with previous year). The dollar amount of stock awards set forth in this column is equal to the compensation cost recognized during 2008 for financial statement purposes in accordance with SFAS 123(R). Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Notes 1 and 13 of the Consolidated Financial Statements in the Company’s 2008 Annual Report to Stockholders.

(6)

On June 4, 2008, all ten non-employee directors were granted 3,000 options to purchase shares of Common Stock (consistent with previous year). The dollar amount of stock awards set forth in this column is equal to the compensation cost recognized during 2008 for financial statement purposes in accordance with SFAS 123(R). Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Notes 1 and 13 of the Consolidated Financial Statements in the Company’s 2008 Annual Report to Stockholders.

(7)	As of December 31, 2008, Mr. de Demandolx had 27,000 outstanding options to purchase Common Stock, of which 24,000 were exercisable.
(8)	As of December 31, 2008, Mr. Fairbanks had 27,000 outstanding options to purchase Common Stock, of which 24,000 were exercisable.
(9)	As of December 31, 2008, Mr. Gellert had 27,000 outstanding options to purchase Common Stock, of which 24,000 were exercisable.
(10)	As of December 31, 2008, Mr. Hadjipateras had 24,000 outstanding options to purchase Common Stock, of which 21,000 were exercisable.
(11)	As of December 31, 2008, Mr. Lorentzen had 21,000 outstanding options to purchase Common Stock, of which 18,000 were exercisable.
(12)	As of December 31, 2008, Mr. Morse had 27,000 outstanding options to purchase Common Stock, of which 24,000 were exercisable.
(13)	As of December 31, 2008, Mr. Regan had 9,000 outstanding options to purchase Common Stock, of which 6,000 were exercisable.

(14)	As of December 31, 2008, Mr. Stamas had 18,000 outstanding options to purchase Common Stock, of which 15,000 were exercisable.
(15)	As of December 31, 2008, Mr. Webster had 9,000 outstanding options to purchase Common Stock, of which 6,000 were exercisable.
(16)	As of December 31, 2008, Mr. Wisch had 15,000 outstanding options to purchase Common Stock, of which 12,000 were exercisable.

Corporate Governance Guidelines and Codes of Ethics

SEACOR has adopted a set of Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Supplemental Code of Ethics. A copy of each of these documents is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on the “Investors” link and is also available to stockholders in print without charge upon written request to the Company’s Investor Relations Department, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

SEACOR’s Corporate Governance Guidelines address areas such as director responsibilities and qualifications, director compensation, management succession, board committees and annual self-evaluation. SEACOR’s Code of Business Conduct and Ethics is applicable to its directors, officers, and employees and its Supplemental Code of Ethics is applicable to SEACOR’s CEO and senior financial officers. SEACOR will disclose future amendments to, or waivers from, certain provisions of its Supplemental Code of Ethics on its website within two business days following the date of such amendment or waiver.

Committees of the Board

The Company has three standing committees, including: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charter of each such committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on the “Investors” link and are also available to stockholders in print without charge upon written request to the Company’s Investor Relations Department, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

Nominating and Corporate Governance Committee

Committee Function. The Nominating and Corporate Governance Committee assists the Board with: identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at the Company’s Annual Meeting of Stockholders and to fill Board vacancies; recommending modifications, as appropriate, to the Company’s policies and procedures for identifying and reviewing Board candidates, including policies and procedures relating to Board candidates submitted for consideration by stockholders; reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities; reviewing periodically the size of the Board and recommending any appropriate changes; overseeing the evaluation of the Board and management; recommending changes in director compensation; and various governance responsibilities.

Charter and Meetings. The Nominating and Corporate Governance Committee held one meeting during the last fiscal year. The Board adopted a charter for the Nominating and Corporate Governance Committee on February 11, 2004. The Nominating and Corporate Governance Committee meets as frequently as circumstances dictate but not less than once a year. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on the “Investors” link.

Each Nominating and Corporate Governance committee member has been determined by the Board to be “independent” within the meaning of the listing standards of the NYSE. The current members of the Nominating and Corporate Governance Committee are Messrs. de Demandolx, Fairbanks, Hadjipateras, Lorentzen, Morse, Stamas and Wisch.

Selection of Board Nominees. To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.

In identifying new director candidates, the Committee seeks advice and names of candidates from Committee members, other members of the Board, members of management and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist it in these efforts.

The assessment of nominees includes issues of sound judgment, diversity, age, business specialization and technical skills—all in the context of an assessment of the perceived needs of the Board at that point in time. Appropriate criteria for Board membership also include the following:

•	Members of the Board should be individuals of high integrity, substantial accomplishments, and prior or current association with institutions noted for their excellence;
•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment; and
•	The background and experience of members of the Board should be in areas important to the operation of the Company.

Stockholder Recommendations. The Committee considers director candidates suggested by the Company’s stockholders provided that the recommendations are made in accordance with the same procedures required under the Company’s By-Laws for nomination of directors by stockholders and described in this Proxy Statement under the heading “Other Matters—Stockholder Nomination of Directors.” Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that the Committee’s nominees receive.

Audit Committee

Committee Function. The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s outside auditors, the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements.

Charter and Meetings. The Audit Committee held eleven meetings during the last fiscal year. The Board adopted a revised charter for the Audit Committee on February 11, 2004, which sets forth the Committee’s responsibilities. The charter of the Audit Committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on the “Investors” link page.

The current members of the Audit Committee are Messrs. Fairbanks, Lorentzen and Wisch. The Board has determined that all members of the Audit Committee are “independent” and “financially literate” under the rules of the NYSE currently applicable to the Company. The Board has further determined that Mr. Lorentzen is an “Audit Committee Financial Expert” within the meaning of the regulations of the Securities and Exchange Commission, and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the rules promulgated under the Exchange Act. Additionally, each member of the Audit Committee meets the heightened requirement for independence set forth in the Sarbanes Oxley Act of 2002, as amended.

AUDIT COMMITTEE REPORT

The Audit Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee recognizes that Company management including the internal audit staff, or outside provider of such services, and the independent auditors have more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee’s principal responsibilities include (i) appointing and reviewing the performance of the independent auditors, (ii) reviewing and, if appropriate and necessary, pre-approving audit and permissible non-audit services of the independent auditor, (iii) reviewing the adequacy of the Company’s internal and disclosure controls and procedures, (iv) reviewing and reassessing the adequacy of the Company’s charter, (v) reviewing with management any significant risk exposures, (vi) reviewing with management and the independent auditors the Company’s annual and quarterly financial statements, (vii) reviewing and discussing with management and the independent auditor all critical accounting policies and practices used by the Company and any significant changes thereto, (viii) reviewing and discussing with management, the independent auditor and the internal auditor any significant findings during the year, including the status of previous audit recommendations, (ix) assisting the Board of Directors in monitoring compliance with legal and regulatory requirements, and (x) establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Board has determined that all members of the Audit Committee are “independent” and “financially literate” under the rules of the NYSE currently applicable to the Company. The Board has further determined that Mr. Lorentzen is an “Audit Committee Financial Expert” within the meaning of the regulations of the Securities and Exchange Commission, and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the rules promulgated under the Exchange Act. Additionally, each member of the Audit Committee meets the heightened requirement for independence set forth in the Sarbanes Oxley Act.

In connection with the Company’s consolidated financial statements for the year ended December 31, 2008, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;
•

discussed with the Company’s independent public accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards 61, as amended (Communication with Audit Committees); and

•

received the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent public accountants their independence.

Based on the review and discussions with the Company’s management and independent public accountants, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The foregoing report is respectfully submitted by the Audit Committee.

Richard Fairbanks

Oivind Lorentzen

Steven J. Wisch

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

Compensation Committee

Committee Function. The Compensation Committee, among other things: approves, either on its own or in consultation with the Company’s independent directors, the compensation of the Chief Executive Officer and officers or managers of a division or subsidiary who receive an annual base salary of more than $300,000; evaluates the performance of the Chief Executive Officer and reports its findings to the Board; reviews, approves and makes recommendations with respect to changes in incentive compensation and equity-based plans; reviews and makes recommendations with respect to director compensation; prepares a report to be included in the Company’s annual proxy statement; and prepares an annual performance self-evaluation of the Committee.

Charter and Meetings. The Compensation Committee met seven times in 2008. The Board adopted the Compensation Committee charter on February 11, 2004. The Compensation Committee meets as frequently as circumstances dictate but not less than once a year. The charter of the Compensation Committee is available on the Company’s website at www.seacorholdings.com, by clicking “Corporate Governance” on the “Investors” link page.

The Compensation Committee consists entirely of “non-employee directors,” as defined by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each of the directors is “independent” within the meaning of the listing standards of the NYSE.

Interlocks and Insider Participation. The Compensation Committee’s current members are Messrs. Hadjipateras, Morse, Regan and Stamas, and each member of the Compensation Committee is an independent director. No member of the Compensation Committee: (i) was an officer or employee of the Company or any of its subsidiaries during 2008; (ii) was formerly an officer of the Company or any of its subsidiaries; or (iii) served on the board of directors of any other company any of whose executive officers served on the Company’s Compensation Committee or its Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. For fiscal year 2008, the Committee approved, in consultation with the Company’s independent directors, the compensation of the Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and the Company’s other executive officers. The Committee consists entirely of non-employee directors who satisfy the requirements of an outside director for purposes of Section 162(m) of the Internal Revenue Code. Each member also is independent within the meaning of the listing standards of the NYSE. Based on a review and discussion of the Compensation Discussion and Analysis set forth below, the Committee recommended that it be included in the Company’s Proxy Statement.

The foregoing report is respectfully submitted by the Compensation Committee.

John C. Hadjipateras

Andrew R. Morse

Christopher Regan

Stephen Stamas

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

COMPENSATION DISCLOSURE AND ANALYSIS

Scope of Committee’s Authority

The Compensation Committee (the “Committee”) functions pursuant to its charter, which is available to holders of the Company’s securities on the Company’s website at www.seacorholdings.com. Its mandate is to (1) review all compensation practices within the Company, (2) establish compensation for the CEO, CFO and other executive officers and all officers or managers of a division or subsidiary who receive an annual base salary of more than $300,000, (3) evaluate officer and director compensation plans, policies and programs, (4) review and approve benefit plans, (5) produce a report on executive compensation for inclusion in the proxy statement, and (6) approve all grants of stock options and restricted share awards.

Compensation Processes and Procedures

The following discussion outlines the processes followed by the Board and the Company in setting compensation for the CEO, the Company’s other executive officers and key managers.

Throughout the year, the CEO focuses on senior employees and their progress in meeting goals in relation to how well their peers and the entire Company have performed. In a series of Committee meetings typically held in the later part of each year through March of the following year, the Committee and the CEO meet to review the following factors in setting compensation for senior executives:

(i)	the Company’s results and projections for the current fiscal year;
(ii)	the performance of the Company’s executive officers;
(iii)	the CEO’s recommendations of bonus compensation for executive officers and pay levels for other officers and key managers for the following year;
(iv)	conditions in the job market; and
(v)	the Company’s policy of not entering into employment contracts and not providing supplemental retirement programs for highly compensated employees.

In addition to the Committee’s and CEO’s assessment of the contributions and results for the senior executives, the Committee considers the following factors:

(i)	comparisons to market levels for cash and equity compensation;
(ii)	the potential for future roles within the Company;
(iii)	the risk in not retaining an individual;
(iv)	total compensation levels before and after the recommended compensation amounts; and
(v)

compensation summaries for each senior executive tallying the dollar value of all compensation and related programs, including salary, annual incentive, long-term compensation, deferred compensation, retention payments and other benefits.

The Committee also meets in executive session to consider the factors above for senior executives and to evaluate the CEO’s proposed compensation and performance.

In fiscal 2008, the Company’s senior management faced many challenges. The start of a recession and global financial crisis put significant pressure on the Company’s business units. Despite these pressures, operating income decreased only slightly from the prior year; net income per diluted share increased. The Company maintained a strong cash position. Consequently, notwithstanding present market conditions, including the current unprecedented economic uncertainty, the Committee determined not to (i) modify any outstanding awards; (ii) restructure its compensation program or the relative weighting of various compensation elements; or (iii) waive performance conditions, set new performance conditions using different standards, or change its processes and procedures for determining executive pay. The Committee believes that the Company’s compensation practices have buttressed management’s conservative business philosophy practiced over many business cycles and have served to facilitate strategic decision making that benefits long-term shareholder interests and positions the Company to capitalize on prevailing market conditions.

The Committee met several times between November 2008 and March 2009 to review the Company’s financial results and evaluate final recommendations for compensation for the CEO and other executive officers and key managers. On March 4, 2009, after the release of 2008 fourth quarter and end of year financial results, the Committee conducted a final review of the proposed stock option grants and restricted share awards. Additional meetings of the Committee are held as appropriate to review and approve stock option grants and restricted share awards to newly hired employees or to current employees in connection with promotions within the Company.

During fiscal year 2008, the Committee met on seven occasions.1 Four of these meetings were held to review executive compensation issues. The Committee met on November 10, 2008, November 20, 2008 and February 9, 2009 to develop its recommendation for bonus compensation for fiscal 2008 and base compensation for fiscal 2009 for senior executives, and provided a report containing its recommendations at a meeting of the Board of Directors on February 9, 2009. The Committee then met on March 4, 2008 after earnings were released to finalize its equity compensation decisions.

The Committee interviewed several compensation consultants in 2008, but determined to continue its practice of not employing compensation consultants in determining or recommending the amount or form of officer or director compensation. Data required by the Committee is collected by the Company’s Legal, Finance and Human Resources departments.

Business Description and Strategy

The Company establishes compensation policies each year that are tailored to recruit and retain senior executives capable of executing the Company’s business strategy for overseeing its liquid assets and its various operations, which include offshore marine services, marine transportation services, inland river services, aviation services, environmental services, harbor and offshore towing services and commodity trading.

The Company’s financial success and growth are dependent on maintaining a relevant asset base for its lines of business, anticipating trends in equipment design and logistics and market movements, efficient operations spread over many geographic regions, finding new investments and acquisitions to build on existing businesses, pro-actively managing its cash and balance sheet, insuring access to capital, and finding new investment opportunities. Mergers and acquisitions, the successful formation and maintenance of joint ventures, designing and building new equipment, and trading assets are all essential elements of the Company’s business. Contribution to, and leadership in, executing these strategies, and knowledge to oversee them, are key elements in evaluating performance of executive officers and key managers.

The Company evaluated and set 2008 executive compensation in the context of the Company’s performance and the current economic conditions and performance of its key personnel. Compensation decisions are determined with a view to insuring that management avoids high-risk strategies and short-term results. The Company used reasoned judgment rather than automatic formulas in setting compensation. The Company believes that using formulas alone may foster an environment which encourages short-sighted decisions intended to meet formulaic goals rather than work toward long-term benefits. Consequently, the Company constructs its compensation incentives to reward consistent and durable performance.2

_________________________

1  During 2008, the Committee met either by person or telephone on the following dates: 1/7/08, 2/11/08, 3/4/08, 5/2/08, 6/3/08, 11/10/08 and 11/20/08.

2  In this regard, as discussed below under “Bonus Compensation,” the Company is proposing the adoption by stockholders of a Management Incentive Plan or “MIP” under which cash bonuses would be based on objective, quantitative performance criteria. A principal reason for adopting the MIP is that cash bonuses awarded under the MIP should qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code of 1986, as amended, allowing the Company to receive a deduction for the amounts paid to the CEO and to each of the three highest-paid executive officers (not including the Company’s Chief Financial Officer). Accordingly, if the MIP is approved by stockholders, annual bonuses will be determined based on the achievement of certain formulaic performance criteria set forth in the MIP and selected by the Compensation Committee at the beginning of each performance period. Under the terms of the MIP, notwithstanding the achievement of any performance criteria, the Compensation Committee shall retain discretion to reduce an award under the MIP if the Compensation Committee considers it inappropriate under the circumstances. Nothing in the MIP precludes the Company’s Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

The Company measures the success of its strategies over a period of years, as its primary strategy is to identify and invest in assets and markets that are cyclical. Obtaining good returns often requires investing at a time when a business or asset class is underperforming. In compensating senior management for current good results the Company believes it is rewarding management for prudent prior decisions that, while not always providing immediate payback, have demonstrative long-term benefits. The Company also measures success by relative results when overall conditions of a cyclical business are poor. Returns in such years depend on decisions taken during cyclical upturns and maintaining discipline in operations. Consequently, compensation decisions are not reflective of only the Company’s current performance, but also take into account contributions of prior years to determine the success or failure of prior business decisions.

In measuring returns and performance of management, the Committee examines, among other factors:

•	stockholder returns on equity on both a before and after-tax basis;
•	operating cash flow for the Company and its business units as a percent of assets and equity;
•	performance of the Company’s investment portfolio;
•	returns on operating assets;
•	cash generated relative to cost of replacement;
•	quality of the asset base;
•	results of trading assets;
•	tax strategies and cash retention;
•	financing activity;
•	degree of risk inherent in the balance sheet; and
•	effective use of finance strategies.

For fiscal year 2008, the Committee reviewed the Company’s performance and that of its business segments and compared success in the foregoing parameters to that achieved by other companies in similar lines of business to the extent that comparison was possible. The Committee considers competitive compensation levels and pay practices within industries that draw personnel with the types of leadership, operating, financial and legal skills required to oversee and grow the Company’s business, such as shipping, banking, finance, law, investment management, private equity, logistics and commodity trading skills. It receives data on pay practices of companies in the shipping business, energy services, finance and leasing, investment management and industrial manufacturing. Due to differences in reporting and accounting practices, levels of balance sheet leverage and quality of asset base, the Committee does not believe industry performance “benchmarks” are useful or appropriate. Due to differences in corporate strategies and responsibilities of executive officers and key managers, the Committee and management also believe it is not useful or appropriate to “benchmark” compensation of its officers to those at any single group of other companies.

The Committee’s compensation philosophy has been that subjective consideration of the different elements described herein is necessary to provide the flexibility to make appropriate compensation decisions without solely relying on the use of formulas or benchmarking. Consequently, the Committee believes it is in the Company’s best interest to conduct its own research regarding executive compensation, which includes a review of executive compensation at companies with similar business lines to that of the Company and a review of compensation at other entities that compete with the Company to employ executives with skills and specialties similar to those possessed by the Company’s executives.

The Committee also reviews reports on executive compensation trends issued by respected publications, and it compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. The companies with obviously similar lines of operating business considered in connection with the Committee’s compensation analysis include: Gulfmark Offshore Inc., Hornbeck Offshore Services Inc., Tidewater Inc., Nabors Industries Ltd., Transocean Ltd., Diamond Offshore Drilling Inc. and Trico Marine Services Inc. The Committee does not target any particular percentile or comparative level of compensation for executive officers. It does, however, assess the general competitiveness of proposed compensation levels.

Skill Requirements and Compensation Objectives

The Company believes that its senior executives have abilities similar to those required by premier law firms, investment banks, financial institutions, brokers of equipment, in particular ships and offshore equipment, and private equity investment firms. The CEO, CFO, senior support personnel, General Counsel, internal legal counsel, and those mandated to maintain financial controls are professionals in accounting, business or law. The Company seeks to align the interest of its executive officers and key managers with those of stockholders by granting stock options and awarding restricted stock under an extended vesting schedule of five years. Using five-year vesting for both restricted stock and stock options awards reflects the Company’s expectation senior executives with influence over the Company’s strategic decisions regard themselves as long-term owners with values consistent with long-term shareholders – which is evident by the significant amount of equity voluntarily held by senior executives long after equity awards have vested. In addition, the Company’s payout of bonuses over three years, with 60% distributed in the first year and 20% distributed in each of the following two years, further demonstrates the Company’s philosophy of rewarding longer-term financial and operating performance.

General Principles of the Compensation Program

Table I sets forth compensation for executive officers for the years ended December 31, 2008, 2007 and 2006. Table II sets forth all restricted stock and option awards to such executive officers in 2008 and indicates the price at which options were granted during 2008 and the market price at the time of issuance of the restricted stock awards. Table III sets forth all unvested restricted stock awards and all outstanding option awards at December 31, 2008 to such executive officers. Table IV sets forth all vesting of restricted stock awards and exercises of options by the CEO, CFO and the three most highly paid executive officers, length of holding of options and profit realized during 2008. Table V sets forth non-qualified deferred compensation plan activity during 2008 for such officers.

Elements of Compensation

Base Compensation

Base pay levels reflect experience and skill required for executing the Company’s business strategy and overseeing its businesses and operations. The Committee places an emphasis on CEO compensation to assure it reflects operating performance. Together with Mr. Fabrikant, the Committee also reviews the compensation of other named executives and senior officers to achieve the right balance of incentives to appropriately reward and retain the Company’s best executives and maximize their performance over the long term.

Base compensation is established at levels designed to be consistent with professional and market norms based on relevant experience. Increases in base pay are awarded to reflect increased responsibility, success in meeting market conditions, growth in job performance, and cost of living changes. As explained above, the CEO assesses senior employees on their progress in meeting goals in relation to how well their peers and the entire Company performs.

Using no formula and providing no particular weight to any individual factor, the Committee considers the following factors in setting base compensation:

(i)	the Company’s results and projections for the current fiscal year;
(ii)	conditions in the job market;
(iii)	job performance;
(iv)	industry conditions and market compensation levels, generally;
(v)	potential for future growth roles within the Company; and
(vi)	the risk in not retaining an individual.
The Company awards restricted shares that vest ratably over five years.

Base compensation levels for senior managers also are set in recognition of the fact that the Company has no formal retirement program and no supplemental employee retirement program. No senior personnel have contracts for employment or pre-committed bonuses.

The Company does not pay for club dues or memberships for any named executive officer nor does it maintain any dwellings for any executive officer.

Bonus Compensation

Bonus awards are discretionary. Management and the Committee believe that determining bonuses on a case-by-case basis for each individual is the best approach for the Company.

The Committee has historically (including for 2008) determined bonus awards by considering the Company’s financial performance and that of its business units and investments, taken in context of the overall business environment, and each individual’s contribution to that performance without using formulas or providing particular weight to any individual factor. The Committee, in conjunction with the CEO, also evaluated the performance of senior managers in achieving specific initiatives, such as improving safety records, controlling costs, increasing output of work and creativity in performing assigned responsibilities. Performance was reviewed for senior managers in a multi-year context, considering contributions to decisions and strategies initiated in the past that may affect the present.

As previously noted, the Company is proposing the adoption by stockholders of a Management Incentive Plan (“MIP”) under which cash bonuses would be based on objective, quantitative performance criteria (See Proposal No. 5 beginning at page 48 below). Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order for compensation in excess of $1,000,000 paid in any year to any “covered employee” (as defined in Section 162(m) of the Code – currently, “covered employee” is defined as a company’s chief executive officer or any of such company’s three other most highly compensated executive officers named in the proxy statement (not including the chief financial officer)) to be deductible by the company, such compensation must qualify as “performance based.” Future bonus amounts payable under the MIP would be based on performance criteria that should qualify such future bonus amounts as performance based for purposes of the exemption from the limitations of Section 162(m). This would allow the Company to take advantage of a deduction with respect to bonuses paid under the MIP to any covered employees who earn in excess of $1 million. Under the terms of the MIP, notwithstanding the achievement of any performance criteria, the Compensation Committee shall retain discretion to reduce an award under the MIP if the Compensation Committee considers it inappropriate under the circumstances. Nothing in the MIP precludes the Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

Bonus compensation is roughly divided evenly between restricted stock awards and cash. The cash component of bonus compensation is paid over three years, 60% in the year awarded (for services in the prior calendar year) and 20% in each of the next two subsequent years. Interest is currently paid on the deferred portion of bonus compensation at the rate of 3.37% per annum. This rate is set and approved by the Committee. Awards of stock options, which have a ten-year duration and vest over five years in equal increments, supplement the restricted stock awards. The objective is to establish a retention system that links executives to the outcome of their decisions over a period of years.

Although the Company considers adjustments to its compensation programs in response to changing market conditions, the Company places a premium on maintaining consistency in its compensation values. The Company is keenly aware that enhancing long-term value by executives often takes time, may run counterintuitive to prevailing market ideology, and may not translate into an immediate rise in SEACOR’s stock price, particularly when faced with business and stock market conditions such as the current environment, which is unprecedented in the last 30 years.

Equity Awards

The Company believes that the use of equity awards to align the interests of senior employees with the Company’s long-term growth has proven successful in fostering a sense of ownership and intends to continue to use equity awards notwithstanding the turmoil in equity markets resulting from the current recession and global financial crisis.

Stock option prices are established four times per year, prospectively. In 2003, the Committee determined that by pricing stock options four times per year, the strike prices would more approximately mirror share price levels during the year and reduce the random nature of pricing once per year. Stock option awards are made for service during the preceding calendar year, but are priced in four equal installments during the immediately following calendar year on dates set by the Committee. The first date is on or about March 4 and the following three dates are established at three-month intervals. Last year, the Committee approved stock option awards for March 4, and set subsequent quarterly pricing dates on June 4, September 4 and December 4. The option price for each grant is based on the closing price of the Company’s shares on the grant date.

The Company has no formal policy requiring employees to retain vested restricted shares or options, but it prefers that executive officers maintain ownership and considers this factor when determining compensation packages.

The Committee annually reviews grant history and dispositions of options and restricted shares to determine if awards serve the purpose of building ownership. In keeping with SEC rules, tables are included to show the cost to the Company and compensation earned by certain executives in each year as determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Table I herein sets forth by year the value of compensation awarded.

It is the policy of the Committee to approve annual equity grants at its regularly pre-scheduled annual meeting. These grants are made on pre-established dates established by Committee and the Company does not time the release of non-public information for the purpose of affecting the value of equity awards.

Employment Contracts/Change of Control Agreements

The Company is not a party to any employment agreement with the CEO or any other executive officer.

Compensation of CEO and Named Executive Officers

Chief Executive Officer: Mr. Charles Fabrikant (Age: 64)

As described above, the Committee did not use a formula in determining Mr. Fabrikant’s salary, bonus and equity awards for 2008. The Committee made a subjective determination based upon the factors listed below. Each of the factors was considered independently and together as a group, such that the final compensation for Mr. Fabrikant was not dependent on any one factor or any combination of factors. The Committee believes that the subjective consideration of these different elements provided the flexibility necessary to make appropriate compensation decisions.

The Committee believes that Mr. Fabrikant performed well in an extraordinarily difficult business environment. Through his skilled leadership and decisive actions, the Committee believes Mr. Fabrikant prepared the Company well for the rapidly changing and deteriorating economic conditions. Despite these challenges, the Company had good results in 2008 with record revenues and an increase in diluted earnings per share. Mr. Fabrikant took several actions well in advance of the current financial crises that the Committee believes limited or avoided potentially negative effects to the Company. These actions included raising the Company’s line of credit from $300 million to $450 million in July 2007 on favorable terms in preparation of a potentially tightening credit market and disposing of many of its assets prior to a change in the market. Mr. Fabrikant also directed the Company’s considerable cash and liquid investments to government treasury securities well in advance of the current financial crisis.

The Company’s strategy depends on innovation in investment and execution, the ability to develop new business opportunities, and to anticipate and react to changing circumstances in highly volatile industries and manage risk. The Committee believes Mr. Fabrikant has implemented a well developed strategy and continues to innovate as well as oversee all operating lines of business. The successful results of the Company’s recently created commodity trading business is an example of Mr. Fabrikant’s leadership and innovation. The Committee determined the fiscal 2008 compensation for Mr. Fabrikant, considering the financial and non-financial factors described above as well as the following additional skills that make Mr. Fabrikant uniquely well-suited to lead the Company. These factors include Mr. Fabrikant’s:

(i)	leadership experience and conservative management philosophy, which has proven prescient in light of the current global economic crises;
(ii)	professional experience, communication skills and unique combination of business and legal background;
(iii)	deal-making and transactional skills, particularly his experience with international business transactions;
(iv)	familiarity with sophisticated capital markets and broad asset classes;
(v)	experience in manufacturing a wide variety of businesses and related operations, particularly in the shipping, inland, offshore and energy industries; and
(vi)	ability to lead, teach and train others.

The Committee also considered Mr. Fabrikant’s role in creating exceptional long-term stockholder value, developing and expanding the Company’s global operations, delivering strong financial performance, positioning for future growth and providing strong leadership and the development of a talented management team.

The Committee, in establishing base and bonus compensation for Mr. Fabrikant, considers as reference points pay and benefit practices in the legal profession, finance and investment businesses, as well as practices of operating businesses similar to those in which the Company has invested. The Committee obtains information regarding these reference points from publicly available filings and survey material, but does not ascribe particular weight to any specific reference point.

In setting Mr. Fabrikant’s bonus for the 2008 fiscal year, the Committee focused on overall results for the Company. In particular, the Committee considered the financial results for fiscal 2008, which included:

•	net revenues of $1.66 billion, representing a 22.1% increase from $1.36 billion in fiscal 2007;
•	net income of $223.69 million, representing a 7.4% decrease from $241.65 million in fiscal 2007; and
•	earnings per share of $9.25, representing a 2.3% increase from $9.04 in fiscal 2007.
•	gains on asset dispositions of $89.2 million and proceeds from disposition of property and equipment of $171.7 million as part of the Company’s trading activities.

The Committee also noted that Mr. Fabrikant has a history of holding a meaningful percentage of restricted shares once vested, and has generally waited to exercise most of his stock options near their dates of expiration. As a result of his original investment in the Company and such retention of equity awards, Mr. Fabrikant beneficially owns 1,140,380 shares of the Company, representing a beneficial ownership stake of over 5% of the Company’s outstanding shares. The Committee believes such holdings demonstrate his commitment to the Company in both his capacity as an executive and as a shareholder.

The Committee determined that Mr. Fabrikant’s base should remain the same as the prior year at $700,000. Mr. Fabrikant’s bonus was reduced from $4,000,000 for 2007 to $3,500,000 for 2008, his stock option grant award remained the same at 30,000 shares underlying options to purchase Common Stock, and his restricted stock award was reduced from 47,000 for 2007 to 40,000 shares for 2008. Although Mr. Fabrikant’s compensation is higher than the other named executive officers, the Committee believes Mr. Fabrikant’s solid results as the Company’s steward and primary architect of its growth and diversification over the past 20 years, his 36 years of experience in shipping and related businesses, his professional skills, visibility in financial circles and familiarity with a wide range of different businesses merit the compensation awarded to him.

Chief Financial Officer: Mr. Richard Ryan (Age: 54)

As described previously, the Committee did not use a formula in determining Mr. Ryan’s salary, bonus and equity awards. Instead, the Committee made a subjective determination based upon the factors listed below. Each of the factors is considered independently and together as a group, such that the final compensation for Mr. Ryan is not dependent on any one factor or any combination of factors. The Committee believes that the subjective consideration of these different elements provided the flexibility necessary to make appropriate compensation decisions.

Mr. Ryan is a certified accountant in the United Kingdom, where he started his career in the UK Atomic Energy Authority. He holds an MBA from the University of East Anglia. Prior to joining the Company, he worked for one of the Company’s offshore marine competitors in their accounting departments in the United States, Singapore and the United Kingdom. Mr. Ryan was recruited to the Company in 1996 as International Controller and, prior to his appointment as CFO in September 2005, served as SEACOR Marine International’s Chief Operating Officer.

The CFO, in addition to being responsible for managing all financial personnel and supervising reporting and preparation of financial statements, is responsible for internal controls, overseeing information technology, supervising human resources, complying with public reporting requirements and the Sarbanes Oxley Act of 2002, and providing services to the Board and the business units, including development of analytical tools for understanding the operating performance of the different business units of the Company. In order to handle these responsibilities, the CEO and Committee believe that familiarity with international transactions, accounting experience and background in operations are important skills.

The base salary for the CFO is established by taking into account Mr. Ryan’s skills and experience. In determining Mr. Ryan’s compensation, the Committee considered Mr. Ryan’s duties regarding investor relations, his contribution to operating performance, his leadership of the financial group, his efforts in improving financial administration, the overall performance of the Company and the financial and non-financial factors described above. The Committee determined that Mr. Ryan’s base should remain the same as the prior year at $350,000. Mr. Ryan’s bonus also remained the same as the prior year at $300,000, his restricted stock award was reduced from 3,500 shares for 2007 to 3,300 shares for 2008 and his stock option grant award remained the same at 10,000 shares underlying options to purchase Common Stock.

President of Offshore Marine Services: Mr. John Gellert (Age: 38)

As described previously, the Committee did not use a formula in determining Mr. Gellert’s salary, bonus and equity awards. Instead, the Committee made a subjective determination based upon the factors listed below. Each of the factors is considered independently and together as a group, such that the final compensation for Mr. Gellert is not dependent on any one factor or any combination of factors. The Committee believes that the subjective consideration of these different elements provided the flexibility necessary to make appropriate compensation decisions.

Mr. Gellert joined the Company as a financial and market analyst, and worked as an assistant to the Chairman for chartering and marketing. Mr. Gellert subsequently assumed responsibility for the West Africa operations and then all offshore marine international operations. In July 2005, Mr. Gellert assumed responsibility for the entire offshore group.

As President of Offshore Marine Services, Mr. Gellert is responsible for the Company’s offshore marine services activities. He oversees day to day trading strategies (asset purchases and acquisitions), chartering, identification of new investment opportunities, new construction opportunities, operations, and is responsible for segment profit and loss and return on capital and property, plant and equipment. The President reports directly to the CEO and works directly with the CEO on trading strategy and business development in the offshore marine and energy area.

In evaluating performance of the offshore division, the Committee considers operating income, earnings before taxes and depreciation, profits and losses from sale of equipment, return on property, plant and equipment using an internal rate of return analysis and also return on corporate equity, success in controlling expenses, success in maintaining a fleet of age and quality consistent with the Company’s strategy, success in managing receivables, creativity in finding new opportunities and contribution to the corporate investment strategy.

Mr. Gellert’s base compensation reflects his skill and experience, including the ability to work comfortably outside of the United States, manage joint ventures, his experience in acquisitions, work with fluctuating exchange rates and his understanding of the macro factors that drive the demand for the business unit’s equipment and services.

Mr. Gellert’s bonus compensation was based on Company and segment performance. Results of the offshore group in 2008 included gains from asset sales of $82.5 million, compared to $67.0 million in 2006. The base salary for Mr. Gellert is established by taking into account his skills and experience. In determining Mr. Gellert’s compensation, the Committee considered his contribution to operating performance, his leadership of the Offshore Marine Group, the overall performance of the Company and the financial and non-financial factors described above. The Committee determined that Mr. Gellert’s base should remain at $365,000. Mr. Gellert’s bonus was decreased from $1,300,000 for 2007 to $1,250,000 for 2008, his restricted stock award was increased from 15,000 shares for 2007 to 17,000 shares for 2008 and his stock option grant award remained the same at 30,000 shares underlying options to purchase Common Stock.

President of Environmental Services: Mr. Randall Blank (Age: 57)

As described previously, the Committee did not use a formula in determining Mr. Blank’s salary, bonus and equity awards. Instead, the Committee made a subjective determination based upon the factors listed below. Each of the factors is considered independently and together as a group, such that the final compensation for Mr. Blank is not dependent on any one factor or any combination of factors. The Committee believes that the subjective consideration of these different elements provides the flexibility necessary to make appropriate compensation decisions.

The President of Environmental Services is charged with overseeing the business and growing it by organically developing new products and services and by acquisitions. The President reports directly to the CEO.

Mr. Blank’s base salary reflects his experience with the Company, his seniority, and his integral role in creating the Company’s environmental business. Bonus compensation is based on the Company’s results for 2008, cash generated by the environmental group, and success in diversifying the product mix and customer base. In determining Mr. Blank’s compensation, the Committee considered his contribution to operating performance, his leadership of the Environmental Services segment, the overall performance of the Company and the financial and non-financial factors described above. The Committee determined that Mr. Blank’s base should remain at $375,000. Mr. Blank’s bonus was decreased from $1,100,000 for 2007 to $965,000 for 2008, and his restricted stock award was increased from 3,040 shares for 2007 to 3,100 shares for 2008. Mr. Blank did not receive a stock option grant.

Senior Vice President for Finance and Business Development: Dick Fagerstal (Age: 47)

As described previously, the Committee did not use a formula in determining Mr. Fagerstal’s salary, bonus and equity awards. Instead, the Committee made a subjective determination based upon the factors listed below. Each of the factors is considered independently and together as a group, such that the final compensation for Mr. Fagerstal is not dependent on any one factor or any combination of factors. The Committee believes that the subjective consideration of these different elements provides the flexibility necessary to make appropriate compensation decisions.

Mr. Fagerstal has been associated with the Company for over eleven years. He holds an MBA from New York University. His prior experience was that of a commercial banker working with the shipping industry. Mr. Fagerstal served as Chief Financial Officer of one of the Company’s publicly listed affiliates, Chiles Offshore Drilling, and also has experience in raising capital in the public markets and banking sector. He is responsible for managing the Company’s cash, overseeing compliance with debt covenants, and maintaining relationships with banks and rating agencies. He also has worked closely with the business units supporting acquisition activities.

Mr. Fagerstal’s base compensation reflects his experience in banking and public company administration, knowledge base in shipping and offshore activities, and background in operations acquired during his years with Chiles Offshore Drilling. Mr. Fagerstal’s bonus for the year ending 2008 reflects the Company’s performance, the results of investments made in prior years in which his involvement was integral to the transactions, and his successful renegotiation of various banking arrangements, enhancing the Company’s flexibility and reducing its costs. In determining Mr. Fagerstal’s compensation, the Committee considered his contribution to operating performance, the overall performance of the Company and the financial and non-financial factors described above. The Committee determined that Mr. Fagerstal’s base should remain at $335,000. Mr. Fagerstal’s bonus was decreased from $275,000 for 2007 to $265,000 for 2008, his restricted stock award was reduced from 4,000 shares for 2007 to 3,800 shares for 2008 and his stock option grant award remained the same at 10,000 shares underlying options to purchase Common Stock.

TABLE I

SUMMARY COMPENSATION TABLE (FISCAL YEARS 2008, 2007 AND 2006)

The following table sets forth certain compensation information for the Company’s Chief Executive Officer and each other executive officer required to be included under rules promulgated by the Securities and Exchange Commission (the “Named Executive Officers”) in respect to the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2) (3)	Option Awards (2) (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)
Charles Fabrikant (4)(5)
Chairman of the	2008	700,000	3,500,000	2,158,985	655,004	-	82,548	7,096,537
Board, President	2007	700,000	4,000,000	1,715,102	590,056	-	62,510	7,067,668
and Chief Executive	2006	600,000	4,000,000	1,132,663	397,315	-	23,550	6,153,528
Officer

Richard Ryan (6)
Senior Vice President and	2008	350,000	300,000	157,704	161,271	-	13,384	982,359
Chief Financial Officer	2007	335,000	300,000	142,863	112,851	-	19,327	910,041
	2006	235,000	250,000	118,254	55,427	-	22,168	680,849

Dick Fagerstal (7)
Senior Vice President,	2008	335,000	265,000	183,887	204,049	-	10,228	998,164
Corporate Development	2007	335,000	275,000	234,027	175,235	-	12,631	1,031,893
	2006	300,000	250,000	202,262	118,161	-	9,708	880,131

John Gellert (8)
Senior Vice President	2008	365,000	1,250,000	678,096	533,213	-	33,917	2,860,226
	2007	365,000	1,300,000	529,262	418,087	-	14,830	2,627,179
	2006	250,000	1,200,000	367,436	222,295	-	8,860	2,048,591

Ran Blank (9)
Senior Vice President	2008	375,000	965,000	669,997	71,004	-	27,757	2,108,758
	2007	375,000	1,100,000	635,783	89,619	-	16,045	2,216,447
	2006	375,000	1,120,000	511,895	90,928	-	11,120	2,108,943

________________

(1)

Sixty percent (60%) of the bonus is paid at the time of the award and the remaining forty percent (40%) is paid in two equal annual installments approximately one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, qualified retirement, termination without “cause” of the employee, or the occurrence of a “change-in-control” of the Company.

(2)

The dollar amount of restricted stock and stock options set forth in these columns is equal to the compensation cost recognized during 2008, 2007 and 2006 for financial statement purposes in accordance with SFAS 123(R). Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Notes 1 and 13 of the Consolidated Financial Statements in the Company’s 2008 Annual Report to Stockholders.

(3)

Information regarding the shares of restricted stock and stock options granted to the Company’s named executives during 2008 is set forth in the 2008 Grants of Plan-Based Awards Table. The 2008 Grants of Plan Based Awards Table also sets forth the aggregate grant date fair value of the restricted stock and stock options granted during 2008 computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 1 and 13 of the Consolidated Financial Statements in the Company’s 2008 Annual Report to Stockholders.

(4)

Mr. Fabrikant elected to defer $137,500 and $120,000 of his 2007 and 2006 salary, respectively, in the Company’s Non-Qualified Deferred Compensation Plan. He also elected to defer 20% of his 2007 bonus payable in 2008, 2009 and 2010 and 30% of his 2006 bonus in excess of $500,000 payable in 2007, 2008 and 2009. Mr. Fabrikant did not elect to defer 2008 salary or bonus in the Company’s Non-Qualified Deferred Compensation Plan.

(5)

“All Other Compensation” includes $75,648, $55,760 and $16,950 in 2008, 2007 and 2006, respectively, of interest earned on the second and third installments of bonus payments, and $6,900, $6,750 and $6,600 in 2008, 2007 and 2006, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan, a defined contribution plan established by the Company, effective July 1, 1994, that meets the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

(6)

“All Other Compensation” includes $6,484, $2,216 and $1,898, in 2008, 2007 and 2006, respectively, of interest earned on the second and third installments of bonus payments, and $6,900, $6,750 and $6,600 in 2008, 2007 and 2006, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (5) above. In addition to the foregoing, the Company reimbursed Mr. Ryan $10,361 and $13,670 in 2007 and 2006, respectively, for school fees for a child that had attended school in the United Kingdom.

(7)

“All Other Compensation” includes $5,728, $5,881 and $3,108 in 2008, 2007 and 2006, respectively, of interest earned on the second and third installments of bonus payments, and $4,500, $6,750 and $6,600 in 2008, 2007 and 2006, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (5) above.

(8)

“All Other Compensation” includes $27,017, $8,080 and $2,260 in 2008, 2007 and 2006, respectively, of interest earned on the second and third installments of bonus payments, and $6,900, $6,750 and $6,600 in 2008, 2007 and 2006, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (5) above.

(9)

“All Other Compensation” includes $20,857, $9,295 and $4,520 in 2008, 2007 and 2006, respectively, of interest earned on the second and third installments of bonus payments, and $6,900, $6,750 and $6,600 in 2008, 2007 and 2006, respectively, of contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made under the SEACOR Savings Plan as described in (5) above.

TABLE II

GRANTS OF PLAN–BASED AWARDS (FISCAL YEAR 2008)

The following table sets forth certain information with respect to grants of plan-based awards during the year ended December 31, 2008 to each of the Named Executive Officers.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) (4)	All Other Option Awards: Number of Securities Underlying Options (2) (5)	Exercise or Base Price of Option Awards	Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (3)
			(#)	(#)	($)	($)	($)

Charles Fabrikant	3/4/2008	3/4/2008	47,000			94.95	4,462,650
Chairman of the Board,	3/4/2008	3/4/2008		7,500	94.95	94.95	183,382
President and Chief	3/4/2008	6/4/2008		7,500	88.50	88.50	185,277
Executive Officer	3/4/2008	9/4/2008		7,500	82.70	82.70	173,777
	3/4/2008	12/4/2008		7,500	59.00	59.00	132,833

Richard Ryan	3/4/2008	3/4/2008	3,500			94.95	332,325
Senior Vice President and	3/4/2008	3/4/2008		2,500	94.95	94.95	61,127
Chief Financial Officer	3/4/2008	6/4/2008		2,500	88.50	88.50	61,759
	3/4/2008	9/4/2008		2,500	82.70	82.70	57,926
	3/4/2008	12/4/2008		2,500	59.00	59.00	44,278

Dick Fagerstal	3/4/2008	3/4/2008	4,000			94.95	379,800
Senior Vice President,	3/4/2008	3/4/2008		2,500	94.95	94.95	61,127
Corporate Development	3/4/2008	6/4/2008		2,500	88.50	88.50	61,759
	3/4/2008	9/4/2008		2,500	82.70	82.70	57,926
	3/4/2008	12/4/2008		2,500	59.00	59.00	44,278

John Gellert	3/4/2008	3/4/2008	15,000			94.95	1,424,250
Senior Vice President	3/4/2008	3/4/2008		7,500	94.95	94.95	183,382
	3/4/2008	6/4/2008		7,500	88.50	88.50	185,277
	3/4/2008	9/4/2008		7,500	82.70	82.70	173,777
	3/4/2008	12/4/2008		7,500	59.00	59.00	132,833

Ran Blank	3/4/2008	3/4/2008	3,040			94.95	288,648
Senior Vice President

__________________

(1)

The amounts set forth in this column reflect the number of shares of restricted stock granted in March 2008. The Company generally provides restricted stock awards that vest in five equal annual installments commencing approximately one year after the date of the award. Restricted stock awards vest immediately upon the death, disability, qualified retirement, termination of the employee by the Company “without cause”, or the occurrence of a “change-in-control” of the Company. If cash dividends are paid by the Company, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(2)

Options granted are exercisable in 20% annual increments beginning on March 4, 2009. The options are priced in four equal installments over a one-year period, with the first such installment being priced on the date of grant at an exercise price equal to the market price on that date and the remaining installments being priced quarterly thereafter at a price equal to the closing market price of Common Stock on the date of the pricing. Options not yet exercisable become immediately exercisable upon the death, disability, qualified retirement, termination of the employee by the Company “without cause”, or the occurrence of a “change-in-control” of the Company.

(3)

The amounts in this column are calculated in accordance with SFAS 123(R). Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Notes 1 and Note 13 of the Consolidated Financial Statements in the Company’s 2008 Annual Report to Stockholders.

(4)

Excludes restricted stock granted on March 4, 2009 with respect to 2008 compensation as follows: Mr. Fabrikant – 40,000 shares; Mr. Ryan – 3,300 shares; Mr. Fagerstal – 3,800 shares; Mr. Gellert – 17,000 shares; and Mr. Blank – 3,100 shares.

(5)

Excludes stock options granted on March 4, 2009 with respect to 2008 compensation as follows: Mr. Fabrikant and Mr. Gellert – 30,000 shares each; Mr. Fagerstal and Mr. Ryan – 10,000 shares each. One fourth of such options are exercisable at $56.65 and the exercise price of the remainder will be determined based on the closing market price of Common Stock at each of three, six and nine months after the grant date.

TABLE III

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2008)

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2008 held by the Named Executive Officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (2)
	(#)	(#)	($)	($)	(#)	($)
Charles Fabrikant	52,500	-	31.00	2/3/2010	25,500 (3)	1,699,575
Chairman of the	25,000	-	52.25	2/14//2011	24,900 (4)	1,659,585
Board, President	50,000	-	41.33	12/11/2011	22,900 (5)	1,526,285
and Chief	7,500	-	41.60	1/15/2013	16,900 (6)	1,126,385
Executive Officer	7,500	-	34.58	1/15/2013	9,400(7)	626,510
	7,500	-	36.20	1/15/2013
	7,500	-	39.11	1/15/2013
	6,000	1,500 (8)	43.05	2/25/2014
	6,000	1,500 (8)	40.04	2/25/2014
	6,000	1,500 (8)	43.34	2/25/2014
	6,000	1,500 (8)	53.58	2/25/2014
	4,500	3,000 (9)	65.74	3/11/2015
	4,500	3,000 (9)	54.78	3/11/2015
	4,500	3,000 (9)	70.20	3/11/2015
	4,500	3,000 (9)	66.51	3/11/2015
	3,000	4,500 (10)	73.20	3/2/2016
	3,000	4,500 (10)	83.59	3/2/2016
	3,000	4,500 (10)	87.42	3/2/2016
	3,000	4,500 (10)	94.45	3/2/2016
	1,500	6,000 (11)	95.45	3/4/2017
	1,500	6,000 (11)	94.36	3/4/2017
	1,500	6,000 (11)	87.80	3/4/2017
	1,500	6,000 (11)	90.57	3/4/2017
	-	7,500 (12)	94.95	3/4/2018
	-	7,500 (12)	88.50	3/4/2018
	-	7,500 (12)	82.70	3/4/2018
	-	7,500 (12)	59.00	3/4/2018

Richard Ryan	375	-	41.60	1/15/2013	1,900 (3)	126,635
Senior Vice President	375	-	34.58	1/15/2013	1,700 (4)	113,305
and Chief Financial	375	-	36.29	1/15/2013	1,500 (5)	99,975
Officer	375	-	39.49	1/15/2013	1,200 (6)	79,980
	186	62 (8)	43.05	2/25/2014	700 (7)	46,655
	186	62 (8)	40.04	2/25/2014
	186	62 (8)	43.34	2/25/2014
	186	62 (8)	53.58	2/25/2014
	375	250 (9)	65.74	3/11/2015
	375	250 (9)	54.78	3/11/2015
	375	250 (9)	70.20	3/11/2015
	375	250 (9)	66.51	3/11/2015
	1,000	1,500 (10)	73.20	3/2/2016
	1,000	1,500 (10)	83.59	3/2/2016
	1,000	1,500 (10)	87.42	3/2/2016
	1,000	1,500 (10)	94.45	3/2/2016
	500	2,000 (11)	95.45	3/4/2017
	500	2,000 (11)	94.36	3/4/2017
	500	2,000 (11)	87.80	3/4/2017
	500	2,000 (11)	90.57	3/4/2017
	-	2,500 (12)	94.95	3/4/2018
	-	2,500 (12)	88.50	3/4/2018
	-	2,500 (12)	82.70	3/4/2018
	-	2,500 (12)	59.00	3/4/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units that Have Not Vested (2)

Dick Fagerstal	500	-	41.60	1/15/2013	2,100 (3)	139,965
Senior Vice President	500	-	34.58	1/15/2013	1,900 (4)	126,635
Corporate Development	500	-	36.20	1/15/2013	1,600 (5)	106,640
	500	-	39.11	1/15/2013	1,200 (6)	79,980
	250	250 (8)	43.05	2/25/2014	800 (7)	53,320
	250	250 (8)	40.04	2/25/2014
	250	250 (8)	43.34	2/25/2014
	250	250 (8)	53.58	2/25/2014
	500	1,000 (9)	65.74	3/11/2015
	500	1,000 (9)	54.78	3/11/2015
	500	1,000 (9)	70.20	3/11/2015
	500	1,000 (9)	66.51	3/11/2015
	500	1,500 (10)	73.20	3/2/2016
	500	1,500 (10)	83.59	3/2/2016
	500	1,500 (10)	87.42	3/2/2016
	500	1,500 (10)	94.45	3/2/2016
	500	2,000 (11)	95.45	3/4/2017
	500	2,000 (11)	94.36	3/4/2017
	500	2,000 (11)	87.80	3/4/2017
	500	2,000 (11)	90.57	3/4/2017
	-	2,500 (12)	94.95	3/4/2018
	-	2,500 (12)	88.50	3/4/2018
	-	2,500 (12)	82.70	3/4/2018
	-	2,500 (12)	59.00	3/4/2018

John Gellert	2,000	-	41.33	12/11/2011	8,000 (3)	533,200
Senior Vice President	2,500	-	41.60	1/15/2013	7,800 (4)	519,870
	2,500	-	34.58	1/15/2013	7,400 (5)	493,210
	2,500	-	36.29	1/15/2013	5,400 (6)	359,910
	2,500	-	39.49	1/15/2013	3,000 (7)	199,950
	2,000	500 (8)	43.05	2/25/2014
	2,000	500 (8)	40.04	2/25/2014
	2,000	500 (8)	43.34	2/25/2014
	2,000	500 (8)	53.58	2/25/2014
	2,250	1,500 (9)	65.74	3/11/2015
	2,250	1,500 (9)	54.78	3/11/2015
	2,250	1,500 (9)	70.20	3/11/2015
	2,250	1,500 (9)	66.51	3/11/2015
	3,000	4,500 (10)	73.20	3/2/2016
	3,000	4,500 (10)	83.59	3/2/2016
	3,000	4,500 (10)	87.42	3/2/2016
	3,000	4,500 (10)	94.45	3/2/2016
	1,500	6,000 (11)	95.45	3/4/2017
	1,500	6,000 (11)	94.36	3/4/2017
	1,500	6,000 (11)	87.80	3/4/2017
	1,500	6,000 (11)	90.57	3/4/2017
	-	7,500 (12)	94.95	3/4/2018
	-	7,500 (12)	88.50	3/4/2018
	-	7,500 (12)	82.70	3/4/2018
	-	7,500 (12)	59.00	3/4/2018

Ran Blank	5,000	-	52.25	2/14/2011	8,217 (3)	547,663
Senior Vice President	7,500	-	41.33	12/11/2011	2,017 (4)	134,433
	1,875	-	41.60	1/15/2013	1,617 (5)	107,773
	1,875	-	34.58	1/15/2013	1,217 (6)	81,113
	1,875	-	36.20	1/15/2013	608 (7)	40,523
	1,875	-	39.11	1/15/2013
	2,000	500 (8)	43.05	2/25/2014
	2,000	500 (8)	40.04	2/25/2014
	2,000	500 (8)	43.34	2/25/2014
	2,000	500 (8)	53.58	2/25/2014
	1,500	1,000 (9)	65.74	3/11/2015
	1,500	1,000 (9)	54.78	3/11/2015
	1,500	1,000 (9)	70.20	3/11/2015
	1,500	1,000 (9)	66.51	3/11/2015

___________________________

(1)	Options vest incrementally at a rate of one-fifth per year.
(2)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of the Company’s common stock on December 31, 2008, which was $66.65.
(3)	These shares of restricted stock vested on March 4, 2009.
(4)	These shares will vest on March 4, 2010, assuming continued employment with the Company.
(5)	These shares will vest on March 4, 2011, assuming continued employment with the Company.
(6)	These shares will vest on March 4, 2012, assuming continued employment with the Company.
(7)	These shares will vest on March 4, 2013, assuming continued employment with the Company.
(8)	These options vested on March 4, 2009.
(9)	These options will vest in equal proportions on March 4 of 2009 and 2010, assuming continued employment with the Company.
(10)	These options will vest in equal proportions on March 4 of 2009, 2010 and 2011, assuming continued employment with the Company.
(11)	These options will vest in equal proportions on March 4 of 2009, 2010, 2011 and 2012, assuming continued employment with the Company.
(12)	These options will vest in equal proportions on March 4 of 2009, 2010, 2011, 2012 and 2013, assuming continued employment with the Company.

TABLE IV

OPTION EXERCISES AND STOCK VESTED (FISCAL YEAR 2008)

The following table sets forth certain information with respect to the amounts received upon exercise of options or the vesting of restricted shares during the year ended December 31, 2008 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
	(#)	($)	(#)	($)
Charles Fabrikant
Chairman of the Board, President and Chief Executive Officer	37,500	1,159,069	24,600	2,342,010

Richard Ryan
Senior Vice President and Chief Financial Officer	-	-	1,850	175,814

Dick Fagerstal
Senior Vice President,	-	-	3,300	314,375
Corporate Development

John Gellert
Senior Vice President	-	-	7,000	665,690

Ran Blank
Senior Vice President	22,500	1,469,384	8,209	780,069

______________________

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of the Company’ Common Stock on the date of exercise.
(2)	The value realized on vesting is determined by multiplying the number of shares vesting by the market price at the close of business on the date of vesting.

TABLE V

NON-QUALIFIED DEFERRED COMPENSATION (FISCAL YEAR 2008)

A non-qualified deferred compensation plan (the “Deferred Compensation Plan”) was established by the Company in 2005 and provides non-employee Directors and a select group of highly compensated employees (including the Named Executive Officers) the ability to defer receipt of up to 75% of their cash base salary, up to 100% of their cash bonus and up to 100% of their vested restricted stock for each fiscal year. Each participant’s compensation deferrals are credited to a bookkeeping account and, subject to certain restrictions, each participant may elect to have their cash deferrals in such account indexed against one or more investment options, solely for purposes of determining amounts payable for earnings or losses under the Deferred Compensation Plan (the Company is not obligated to actually invest any deferred amounts in the selected investment options). Participants may receive a distribution of deferred amounts, plus any earnings thereon (or less any losses), on a date specified by the participant or, if earlier, upon a separation from service or upon a change of control. All distributions to participants following a separation from service must be in the form of a lump sum, except if such separation qualifies as “retirement” under the terms of the Deferred Compensation Plan, in which case it may be paid in installments if previously elected by the participant. Distributions to “Key Employees” upon a separation from service (other than due to death) will not commence until at least 6 months after the separation from service. Participants are always 100% vested in the amounts that participants contribute to their Deferred Compensation Plan accounts. The Company, at its option, may contribute amounts to participants’ accounts, which may be subject to vesting requirements.

The following table sets forth for the named executive officers certain information at December 31, 2008 and for the year then ended with respect to the Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year End
	($)	($)	($)	($)	($)
Charles Fabrikant (1)
Chairman of the Board, President and Chief Executive Officer	1,234,918	-	21,734	-	2,471,203

Richard Ryan
Senior Vice President and Chief Financial Officer	-	-	-	-	-

Dick Fagerstal
Senior Vice President, Corporate Development	-	-	-	-	-

John Gellert (2)
Senior Vice President	18,601	-	(15,331)	-	78,328

Ran Blank
Senior Vice President	-	-	-	-	-

___________________

(1)

Mr. Fabrikant deferred compensation paid in 2008 consisting of 16.67% of the third installment of his 2005 bonus, 30% of the second and third installments of his 2006 bonus, 20% of the first and second installments of his 2007 bonus, and related interest earned of $48,238.

(2)	Mr. Gellert deferred compensation paid in 2008 consisting of 16.67% of the third installment of his 2005 bonus and related interest earned of $1,931.

RELATED PERSON TRANSACTIONS

Related Person Transactions Policy

The Company has established a written policy for the review and approval or ratification of transactions with related persons (the “Related Person Transactions Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Persons (as defined below). Examples include, among other things, sales, purchases or transfers of real or personal property, use of property or equipment by lease or otherwise, services received or furnished, borrowing or lending (including guarantees), and employment by the Company of an immediate family member of a Related Person or a change in the material terms or conditions of employment of such an individual.

The Related Person Transactions Policy supplements the Company’s other conflict of interest policies set forth in the Company’s Corporate Governance Guidelines, its Code of Conduct and Business and Ethics and its other internal procedures. A summary description of the Related Person Transactions Policy is set forth below.

For purposes of the Related Person Transactions Policy, a Related Person includes the Company’s directors, director nominees and executive officers since the beginning of the Company’s last fiscal year, beneficial owners of 5% or more of any class of the Company’s voting securities and members of their respective Immediate Family (as defined in the Policy).

The Related Person Transactions Policy provides that Transactions since the beginning of the last fiscal year must be approved or ratified by the Board of Directors. The Board of Directors has delegated to the Audit Committee the review and, when appropriate, approval or ratification of Transactions. Upon the presentation of a proposed Transaction, the related party is excused from participation and voting on the matter. In approving, ratifying or rejecting a Transaction, the Audit Committee will consider such information as it deems important to conclude if the transaction is fair and reasonable to the Company.

Whether a Related Person’s interest in a transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the Related Person’s interest in the transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In administering this policy, the Board or the relevant committee will be entitled (but not required) to rely upon such determinations of materiality by Company management.

The following factors are taken into consideration in determining whether to approve or ratify a Transaction with a Related Person:

i.	the Related Person’s relationship to the Company and interest in the Transaction;
ii.	the material facts of the Transaction, including the proposed aggregate value of such Transaction;
iii.	the materiality of the Transaction to the Related Person and the Company, including the dollar value of the Transaction, without regard to profit or loss;
iv.	the business purpose for and reasonableness of the Transaction, taken in the context of the alternatives available to the Company for attaining the purposes of the Transaction;
v.	whether the Transaction is comparable to an arrangement that could be available on an arms-length basis and is on terms that are generally available;
vi.	whether the Transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and
vii.	the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

The following arrangements will not generally give rise to Transactions with a Related Person for purposes of this Policy given their nature, size and/or degree of significance to the Company:

i.

Use of property, equipment or other assets owned or provided by the Company, including aircraft, vehicles, housing and computer or telephonic equipment, by a Related Person primarily for Company business purposes where the value of any personal use during the course of a year is less than $10,000;

ii.

Reimbursement of business expenses incurred by a director or executive officer of the Company in the performance of his or her duties and approved for reimbursement by the Company in accordance with the Company’s customary policies and practices;

iii.	Compensation arrangements for non-employee directors for their services as such that have been approved by the Board or a committee thereof;
iv.

Compensation arrangements, including base pay and bonuses (whether in the form of cash or equity awards), for employees or consultants (other than a director or nominee for election as a director) for their services as such that have been approved by the Committee and employee benefits regularly provided under plans and programs generally available to employees; however, personal benefits from the use of Company-owned or Company-provided assets (“Perquisites”), including but not limited to personal use of Company-owned or Company-provided aircraft and housing, not used primarily for Company business purposes may give rise to a transaction with a Related Person;

v.

A transaction where the rates or charges involved are determined by competitive bids or involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

vi.	A transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company manages barge pools as part of its Inland River Services segment. Pursuant to the pooling agreements, operating revenues and expenses of participating barges are combined and the net results are allocated on a pro-rata basis based on the number of barge days contributed by each participant. Mr. Charles Fabrikant, the Chief Executive Officer of SEACOR, companies controlled by Mr. Fabrikant, trusts for the benefit of Mr. Fabrikant’s two children, and Mr. Andrew Morse, a member of the board of directors of SEACOR, own barges that participate in the barge pools managed by the Company. Mr. Morse’s wife owned a barge that participated in the barge pools prior to the sale referred to below. Mr. Fabrikant and his affiliates and Mr. Morse and his wife were participants in the barge pools prior to the acquisition of SCF Marine Inc. by SEACOR. In the years ended December 31, 2008, 2007 and 2006, Mr. Fabrikant and his affiliates earned $1.7 million, $1.7 million and $2.0 million, respectively, of net barge pool results (after payment of $0.1 million, $0.1 million and $0.1 million, respectively, in management fees to the Company). Mr. Morse and his wife earned $0.1 million of net barge pool results in each of the years ended December 31, 2008 and 2007. As of December 31, 2008, 2007 and 2006, the Company owed Mr. Fabrikant and his affiliates and Mr. Morse and his wife $0.7 million, $0.5 million and $0.6 million, respectively, for undistributed net barge pool results. Mr. Fabrikant and his affiliates and Mr. Morse and his wife participate in the barge pool on the same terms and conditions as other pool participants who are unrelated to the Company.

During the year ended December 31, 2008, the Company purchased a barge from Mr. Fabrikant’s sister for $0.5 million and sold it to Inland River Services’ South American joint venture. The proceeds received by Mr. Fabrikant’s sister were deposited into a construction reserve fund established by her that is managed by the Company. Additionally, the Company, on behalf of Mr. Fabrikant, sold three barges owned by him for scrap, for $0.3 million. During the year ended December 31, 2007, the Company purchased a barge from Mr. Morse’s wife at fair market value and sold it to Inland River Services’ South American joint venture at the same value. The proceeds received by Mr. Morse’s wife were deposited into a construction reserve fund established by her that is managed by the Company.

Employment of Eric Fabrikant. Eric Fabrikant, son of Charles Fabrikant, the CEO and a director of the Company, is Vice President of the Company’s Commodity Trading unit. On January 9, 2009, Mr. Fabrikant was promoted to Chief Executive Officer of Seabulk Towing, Inc., Seabulk Tankers, Inc. and SEACOR Ocean Transport Inc. As compensation for his services as an executive of the Company during 2008, Mr. Fabrikant was paid a salary of $175,000 and was awarded a bonus of $95,000. Mr. Fabrikant’s salary in 2009 is at a rate of $175,000 per annum. In 2009, Mr. Fabrikant was granted 2,000 restricted shares of Common Stock and options to purchase 2,500 shares of Common Stock in recognition of his service in 2008. Upon joining the Company in 2007, Mr. Fabrikant was paid a sign-on bonus of $50,000 and granted 1,000 restricted shares of Common Stock and options to purchase 2,500 shares of Common Stock. All options and restricted common stock vest ratably over five years.

Employment of John Gellert. John Gellert, son of Michael E. Gellert, a director of the Company, is a Senior Vice President of the Company and a Named Executive Officer. As compensation for his services as an executive of the Company during 2008, Mr. Gellert was paid a salary of $365,000 and was awarded a bonus of $1,250,000. In 2008, Mr. Gellert was granted 15,000 shares of restricted stock and options to purchase 30,000 shares of Common Stock in recognition of his service in 2007. All options and restricted stock vest ratably over five years.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board recommends that stockholders ratify the appointment of Ernst & Young LLP (“Ernst & Young”), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2009. The appointment of Ernst & Young was recommended to the Board by its Audit Committee. Ernst & Young served as independent auditor for the Company for the fiscal year ended December 31, 2008.

Representatives of Ernst & Young will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Ernst & Young.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FORRATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.

Independent Auditor Fee Information

Fees for professional services provided by Ernst & Young for the years ended December 31 were as follows:

	2008	2007
Audit Fees	$ 1,912,957	$ 2,517,913
Audit-Related Fees	42,575	45,825
Tax Fees	174,866	115,958
All Other Fees	45,853	120,011
Total	$ 2,176,251	$ 2,799,707

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reporting on management’s assertions regarding internal controls over financial reporting in compliance with Sarbanes Oxley Section 404, review of the Company’s quarterly financial statements, and services provided in connection with other statutory or regulatory filings. Audit-Related Fees represent fees for professional services provided in consulting on interpretations and application of Financial Accounting Standards Board pronouncements and Securities and Exchange Commission regulations. Tax Fees represent fees for services in connection with the preparation and filing of tax returns in jurisdictions outside the United States.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Ernst & Young LLP. All of the services described in the foregoing table were approved in conformity with the Audit Committee’s pre-approval process.

Pre-approval Policy for Services of Independent Registered Public Accounting Firm. The Audit Committee’s policy is to pre-approve all audit services, audit related services, and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the committee annually reviews and approves a list of specific services and categories of services, including audit, audit related, tax, and other permitted services, for the current or upcoming fiscal year, subject to specified terms and cost levels. Any service not included in the approved list of services or any modification to previously approved services, including changes in fees, must be specifically pre-approved by the Audit Committee. Where proposed additions or modifications relate to tax and all other non-audit services to be provided by the independent auditor, the Audit Committee may delegate the responsibility of pre-approval to the Chair of the Audit Committee. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its Chair, and/or to such other members of the Audit Committee that the Chair may designate, to review and if appropriate approve in advance, any request by the independent auditor to provide tax and/or all other non-audit services.

PROPOSAL NO. 3

APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

The Company is asking stockholders to approve the adoption of the SEACOR Holdings Inc. 2009 Employee Stock Purchase Plan (“2009 ESPP”). On March 11, 2009, upon the recommendation of the Compensation Committee, the Board approved the 2009 ESPP, subject to stockholder approval. It replaces the SEACOR SMIT Inc. 2000 Employee Stock Purchase Plan, as amended February 14, 2001, which will expire pursuant to its terms in 2010. The Board recommends approval of the 2009 ESPP to encourage the accumulation of shares of Common Stock by employees by offering them the opportunity to purchase such shares of Common Stock at an attractive price.

The following paragraphs summarize the principal features of the 2009 ESPP, as it is proposed to be adopted. This summary is qualified in its entirety by references to the full text of the 2009 ESPP, which is attached hereto as Appendix A.

Description of the 2009 ESPP

The 2009 ESPP, if approved by the stockholders, will permit the Company to offer its Common Stock for purchase by eligible employees at a price equal to 85% of the lesser of (i) the fair market value of the Common Stock on the first day of the offering period or (ii) the fair market value of the Common Stock on the last day of the offering period. The Company will make six-month offerings beginning on September 1 and March 1 of each calendar year. The Company may make additional offerings each for a period not exceeding 27 months. There will be 300,000 shares of Common Stock reserved for issuance under the 2009 ESPP during the ten years following its adoption.

Eligible employees may accumulate savings to purchase shares of Common Stock at the end of an offering period through payroll deductions over the course of such offering period. Purchases of shares of Common Stock under the 2009 ESPP may only be made with accumulated savings from payroll deductions, and an eligible employee cannot complete such purchases using other resources. The accumulated savings for an offering will be automatically applied at the end of the offering period to purchase as many shares of Common Stock as feasible, and the unused balance will be disbursed (without interest) to the employee.

The rate of an employee's payroll deduction must be established before the offering, and the Company reserves the right to establish a minimum and maximum rate applicable to all eligible employees. An employee's payroll deduction authorization for one offering will apply to successive offerings unless the employee changes such authorization. An employee may reduce (but not increase) his or her rate of payroll deductions during an offering or withdraw from an offering at any time. Upon withdrawal from any offering, the employee's accumulated savings for such offering shall be disbursed (without interest) to the employee.

The Board of Directors of the Company may approve the adoption of the 2009 ESPP by one or more subsidiaries of the Company. All employees who have been continuously employed by the Company or any participating subsidiary for at least six months and who regularly work more than 20 hours a week and more than five months a year are eligible to participate in the 2009 ESPP. Any individual who ceases to be employed by the Company or any participating subsidiary for any reason before the end of an offering will become ineligible to purchase shares of Common Stock under the 2009 ESPP. As of March 1, 2009, approximately 3,469 employees of the Company's subsidiaries would be eligible to participate in the 2009 ESPP.

In no event will the fair market value of all shares of Common Stock purchased by an employee under the 2009 ESPP exceed $25,000 with respect to any calendar year. Further, no employee will be permitted to complete the purchase of shares of Common Stock under the 2009 ESPP if, immediately after such purchase, the employee would own shares possessing at least five percent of the total combined voting power of the Company or any of its parent or subsidiary corporations.

The 2009 ESPP is intended to comply with section 423 of the Internal Revenue Code. The Board of Directors of the Company may amend or terminate the 2009 ESPP at any time; provided, however, that no increase in the number of shares of Common Stock reserved for issuance under the 2009 ESPP may be made without stockholder approval.

Federal Income Tax Consequences Relating to the 2009 ESPP

The federal income tax consequences of an employee's purchases under the 2009 ESPP will vary. The following discussion is only a summary of the general federal income tax rules applicable to the 2009 ESPP. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

The 2009 ESPP and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the 2009 ESPP (or if he or she dies holding such shares), and the tax consequences will depend on how long a participant has held the shares prior to disposition.

If the shares are disposed of at least one year after the shares were acquired under the 2009 ESPP and at least two years after the first day of the offering period to which the shares relate, or if the employee dies while holding the shares, the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over the option price will be treated as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. No deduction in respect of the disposition of such shares will be allowed to the Company.

If the shares are sold or disposed of (including by way of gift) before the expiration of either the two-year or the one-year holding period described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the "termination date") exceeds the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the termination date, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE 2007 SHARE INCENTIVE PLAN

The Company is asking stockholders to approve an amendment to the SEACOR Holdings Inc. 2007 Share Incentive Plan (the “Share Incentive Plan”) to (i) increase the number of shares of Common Stock authorized for issuance under the Share Incentive Plan from 1,000,000 to 2,000,000 shares, (ii) eliminate the ability to “reprice” stock options or stock appreciation rights without stockholder approval (except in connection with certain corporate transactions, such as a merger) and (iii) provide that shares of Common Stock used in net settlement of the exercise of options or to pay the exercise price or withholding taxes related to an award will not again be made available for grant under the Share Incentive Plan. On March 11, 2009, upon the recommendation of the Compensation Committee, the Board adopted an amendment to the Share Incentive Plan, subject to stockholder approval. As of March 27, 2009, of the 1,000,000 shares of Common Stock originally authorized for issuance under the Share Incentive Plan, only 255,760 shares remain available (net of 152,190 options to purchase shares that will be priced in substantially equal increments on June 4, 2009, September 4, 2009 and December 4, 2009). Accordingly, the effect of the amendment will be to increase the total number of shares authorized for issuance under the Share Incentive Plan to 1,255,760 shares.

The primary purpose of the Share Incentive Plan is intended to promote the interests of the Company and its stockholders by providing incentives that will attract, retain and motivate highly competent persons as non-employee directors, officers and employees of, and consultants to, the Company and its subsidiaries and affiliates, and align their interests with those of the Company’s other stockholders. The Share Incentive Plan has been carefully designed to enable the Company to provide equity-based compensation to attract, retain and motivate such persons without resulting in excessive dilution to shareholder equity. For the years 2006, 2007 and 2008, 278,155, 348,755 and 349,328 shares, respectively, were subject to awards granted, representing a “burn rate” (i.e., the number of share awards granted during the year as a percentage of the weighted average number of Common Stock outstanding for that year) of 1.13%, 1.55% and 1.67%, respectively.

As of March 27, 2009, the 1,255,760 shares authorized for future issuance under the Amended Share Incentive Plan represent a 5.84% increase in “adjusted Common Stock outstanding” (i.e., the sum of Common Stock outstanding, shares to be issued on the settlement of outstanding restricted stock units, and shares to be issued upon the exercise of all outstanding options – including options awarded to be priced on June 4, 2009, September 4, 2009 and December 4, 2009). The “overhang” (i.e., the sum of unvested restricted stock, shares to be issued on the settlement of outstanding restricted stock units, and shares to be issued upon the exercise of all outstanding options – including options awarded to be priced on June 4, 2009, September 4, 2009 and December 4, 2009) was 1,682,698 shares. Although the Company recognizes that the Share Incentive Plan has created significant “overhang”, the Company believes that, in general, it results from the fact that the Company’s executive officers tend to retain and not to exercise their stock options until near their expiration dates. The Company further believes that such long-term holding of stock options by their executive officers results in an alignment of their interests and the interests of stockholders in general and, accordingly, the “overhang” should not be viewed as a negative by stockholders or suggest that the proposed increase in the number of shares of Common Stock authorized for issuance is inappropriate.

The following paragraphs summarize the principal features of the Shareholder Incentive Plan, as it is proposed to be amended. This summary is qualified in its entirety by references to the full text of the Share Incentive Plan, which is attached hereto as Appendix B.

Shares Available

The maximum number of shares of Common Stock that may be delivered to participants pursuant to the terms of the Share Incentive Plan, as amended (the “Amended Share Incentive Plan”), subject to certain adjustments, is 2,000,000. An aggregate of 744,240 shares of Common Stock are subject to awards previously granted under the Share Incentive Plan as of March 27, 2009. Consequently, an aggregate of 1,255,760 shares will be authorized for future issuance under the Amended Share Incentive Plan. In addition, any shares of Common Stock covered by a Benefit (defined below) granted under the Share Incentive Plan, which for any reason is canceled, forfeited or expires or, in the case of a Benefit other than a stock option, is settled in cash, shall again be available for Benefits under the Share Incentive Plan. However, (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right and (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Benefit may not again be made available for delivery to participants under the Amended Share Incentive Plan during the term of the Amended Share Incentive Plan.

Administration

The Amended Share Incentive Plan provides for administration by a committee of the Board of Directors appointed from among its members (the “Committee”), which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (1) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (2) “outside directors” within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Amended Share Incentive Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Amended Share Incentive Plan and to make such determinations and interpretations and to take such action in connection with the Amended Share Incentive Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee’s powers are the authority to select non-employee directors, officers and other employees of, and consultants to, the Company and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits. The Board will act in lieu of the Committee with respect to Benefits made to non-employee directors under the Amended Share Incentive Plan.

Eligibility For Participation

Non-employee directors, officers and employees of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the Amended Share Incentive Plan. The selection of participants from eligible persons is within the discretion of the Committee. The estimated number of non- employee directors, officers and employees who are eligible to participate in the Amended Share Incentive Plan is approximately 5,350, and an estimate of the number of consultants who are eligible to participate in the Amended Share Incentive Plan has not been made.

Types Of Benefits

The Amended Share Incentive Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units (collectively, “Benefits”). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

Under the Amended Share Incentive Plan, the Committee may grant awards in the form of non-qualified stock options to purchase shares of Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price of the option. The exercise price will not be less than 100% of the closing price of the Common Stock on the date the stock option is granted (the “Fair Market Value”). The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Amended Share Incentive Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of a non-qualified stock option may be extended but no later than one year after the participant’s death.

Stock Appreciation Rights (SAR)

The Amended Share Incentive Plan authorizes the Committee to grant a SAR either in tandem with a stock option or independent of a stock option. A SAR is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee. SARs granted under the Amended Share Incentive Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Committee shall impose from time to time.

Stock Awards

The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards

The Amended Share Incentive Plan allows for the grant of performance awards which may take the form of shares of Common Stock or Stock Units (defined below), or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment, over a period to be determined by the Committee, of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

Stock Units

The Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A “Stock Unit” means a notional account representing one share of Common Stock. The Committee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the Amended Share Incentive Plan). Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units will be distributed to the participant (unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash, or partly in cash and partly in shares of Common Stock, equal to the value of the shares of Common Stock which would otherwise be distributed to the participant).

Performance-Based Awards

Certain Benefits granted under the Amended Share Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting or the exercise of such

Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria: (1) net sales; (2) pretax income before allocation of corporate overhead and bonus; (3) budget; (4) earnings per share; (5) net income; (6) division, group or corporate financial goals; (7) return on stockholders’ equity; (8) return on assets; (9) attainment of strategic and operational initiatives; (10) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (11) market share; (12) gross profits; (13) earnings before interest and taxes; (14) earnings before interest, taxes, depreciation and amortization; (15) economic value-added models and comparisons with various stock market indices; (16) reductions in costs; or (17) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. With respect to Performance-Based Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual participants or class of participants to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Other Terms

The Amended Share Incentive Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Committee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. In addition to the foregoing, the Committee may permit the transferability of a Benefit by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Upon the grant of any Benefit under the Amended Share Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the Plan. The Committee reserves the right to amend, suspend or terminate the Amended Share Incentive Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (i) increase the aggregate number of Shares of Common Stock that may be delivered through Stock Options under the Plan; (ii) increase the maximum amounts which can be paid to an individual participant under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Amended Share Incentive Plan.

The Amended Share Incentive Plan contains a provision that prohibits the Company (except in a limited set of circumstances related to a corporate transaction involving the Company) from amending the terms of its outstanding stock options or stock appreciation rights, or canceling such outstanding stock options or stock appreciation rights in exchange for cash, other Benefits or stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

The Amended Share Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, if there is a Change in Control (as defined in the Amended Share Incentive Plan) of the Company, Benefits that have not vested or become exercisable at the time of such Change in Control will immediately vest and become exercisable and all performance targets relating to such Benefits will be deemed to have been satisfied as of the time of such Change in Control; provided, however, that: (i) any spin-off of a division or subsidiary of the Company to its stockholders, and (ii) any event that would otherwise constitute a Change in Control that the Board of Directors determines, in its sole discretion, not to be a Change in Control for purposes of the Plan, will not constitute a Change in Control. Furthermore, the Committee, in its sole discretion, may determine upon the occurrence of a Change in Control (without regard to any contrary determination by the Board of Directors) that each Benefit outstanding will terminate and each holder will receive: (i) an amount equal to the excess of the Fair Market Value of such Shares of

Common Stock that are subject to Stock Options or SARs and that are then vested, over the exercise price thereof, and (ii) the Fair Market Value of Shares of Common Stock that are subject to a Stock Award or Stock Unit and that are then vested. Such amounts, in either case, may be paid in cash, property or a combination thereof.

The Committee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the Amended Share Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary. The following is not to be considered as tax advice to any persons who may be participants in the Amended Share Incentive Plan, and any such persons are advised to consult with their own tax counsel.

Non-Qualified Stock Options (NSO) And Stock Appreciation Rights

A participant who receives a NSO or a SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the participant generally will recognize ordinary income upon exercise of a NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or a SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares or upon the exercise of a NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises a NSO by delivering shares of Common Stock, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual’s tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards

With respect to other Benefits under the Amended Share Incentive Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the Amended Share Incentive Plan that are settled in shares of Common Stock that are restricted to transferability and subject to a substantial risk of forfeiture absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the Amended Share Incentive Plan will be subject to both wage withholding and other employment taxes. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Dividends And Dividend Equivalents

To the extent Benefits under the Amended Share Incentive Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Amended Share Incentive Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

Change In Control

In general, if the total amount of payments to an individual that are contingent upon a “change in control” of the Company (as defined in Section 280G of the Code), including payments under the Amended Share Incentive Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such individual’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations On Deductibility Of Executive Compensation

With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NSO or a SAR). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, the Company believes that Stock Options, SARs and Performance-Based Awards granted under the Amended Share Incentive Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code; provided, however, that Performance-Based Awards granted after the Company’s 2013 Annual Meeting of Stockholders will only qualify for such exception if the Amended Share Incentive Plan (or a successor thereto) is reapproved by the Company’s stockholder at or prior to such meeting.

Other Information

The Board has determined to grant each non-employee director a non-qualified option to purchase 3,000 shares of Common Stock and 500 shares of restricted stock on the date of the Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE SHARE INCENTIVE PLAN.

PROPOSAL NO. 5

APPROVAL OF THE MANAGEMENT INCENTIVE PLAN

The Company is asking stockholders to approve the adoption of the SEACOR Holdings Inc. Management Incentive Plan (the “MIP”). On March 11, 2009, upon the recommendation of the Compensation Committee, the Board approved the MIP, subject to stockholder approval. The MIP is being submitted for stockholder approval in order to satisfy the "performance based compensation" exception of Section 162(m) of the Code. Generally, Section 162(m) denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. An exception applies to certain performance based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met.

If approved by the stockholders, the Company believes that opportunities granted under the MIP should qualify for the performance based compensation exception to Section 162(m) of the Code. The Compensation Committee recommended, and the Board adopted, the MIP because they both believe that the MIP promotes the Company’s financial interests, including growth, by (i) attracting and retaining officers and key executives of outstanding competence; (ii) motivating officers and key executives by means of performance-related incentives; and (iii) providing competitive incentive compensation opportunities.

The following paragraphs summarize the principal features of the MIP, as it is proposed to be adopted. This summary is qualified in its entirety by references to the full text of the MIP, which is attached hereto as Appendix C.

Eligibility

Executive employees who are, or are expected to be, “covered employees” under Section 162(m) of the Code and other executive employees, selected in the sole discretion of the Compensation Committee, are eligible to participate in the MIP. It is expected that approximately 15 employees will be eligible to participate in the MIP.

Administration

The MIP will be administered by the Compensation Committee, consisting of not less than two members of the Board. Each member of the Compensation Committee must be an “outside director” as defined in Section 162(m) of the Code, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” under the NYSE listing standards. The Compensation Committee has the power to select employees to participate in the MIP, determine the size of awards under the MIP and make all necessary determinations under the MIP.

Performance Periods and Performance Goals

A participant may be designated as being eligible to receive an incentive cash bonus with respect to an annual performance period (“Annual Bonus”). The maximum Annual Bonus payable to any participant is $6 million. Unless otherwise determined by the Compensation Committee or the Board, the annual performance period will begin on January 1 of each calendar year and end on December 31 of that calendar year. Within 90 days after the beginning of each performance period, the Compensation Committee will establish specific performance goals for such annual performance period.

The performance goals are specific targets and objectives established by the Compensation Committee. These performance goals will primarily be based on the earnings before interest, taxes, depreciation, amortization and non-cash items of the Company, or any business or division thereof, but may also be based on one or more, individually or in combination, of the following objective performance measures: (i) revenue growth, (ii) earnings, (iii) operating income; (iv) pre- or after-tax income; (v) cash flow (before or after dividends); (vi) cash flow per share (before or after dividends); (vii) earnings per share; (viii) return on equity; (ix) return on capital (including return on total capital or return on invested capital); (x) cash flow return on investment; (xi) return on assets; (xii)

economic value added (or an equivalent metric); (xiii) market share or penetration; (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels or expenses ratios; (xvii) employee satisfaction; (xviii) customer satisfaction; (xix) customer retention; (xx) rating agency ratings and (xxi) attainment of strategic and/or organizational development goals.

Performance goals may also be based on comparisons to the performance of other companies or an index covering multiple companies, measured by one or more of the foregoing performance measures.

As soon as reasonably practical following the completion of each annual performance period, the Compensation Committee shall confirm which of the applicable performance goals, if any, have been achieved and the amount of bonuses payable as a result. The evaluation of performance measures against the performance goals may (A) be adjusted consistent with exclusions or adjustments provided for in the Company’s financing agreements, or (B) exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including but not limited to changes in accounting standards or tax laws and the effects of non-operational or extraordinary items as defined by generally accepted accounting principles. The Annual Bonus shall be paid to each participant within a reasonable period of time after the end of the annual performance period.

The Compensation Committee may not increase any Annual Bonus payable. The Compensation Committee may, however, reduce or eliminate any Annual Bonus payable; provided, however, such action will not result in any increase in the amount of any Annual Bonus payable to any other MIP participant.

Authority

The Compensation Committee has the power to establish rules for its administration, including, without limitation, rules regarding the impact of employment termination during the performance period and prior to the date the Annual Bonus is paid.

Payment of Incentive Awards

The Annual Bonus will be paid to each participant within a reasonable period of time after the end of the performance period.

Amendment or Termination of MIP

The Company may amend, suspend or terminate the MIP at any time, subject to any shareholder approval requirements of Section 162(m) of the Code.

Federal Income Tax Consequences

Under present federal income tax law, participants will generally realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. The Company will generally receive a deduction for the amount constituting ordinary income to the participant, provided that the MIP satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of non-performance related compensation paid to certain corporate executives, and otherwise satisfies the requirements for deductibility under federal income tax law.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

OTHER MATTERS

Other Actions at Meeting

The Board does not intend to present any other matter at the Meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Limitation on Stockholder Action by Written Consent; Special Meetings of Stockholders; Removal of Directors; Vacancies

The Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-Laws provide that, to be properly brought before an annual meeting of stockholders, business must be (A) specified in the Company’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof, or (C) by any stockholder of the Company who (i) was a stockholder of record of the Company at the time the stockholder notice described below is delivered to the Secretary of the Company, and at the time of the annual meeting of stockholders, (ii) is entitled to vote at the annual meeting of stockholders and (iii) complies with the notice procedures described below. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting of stockholders, subject to certain exceptions. The By-Laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

The By-Laws also provide that Directors can be removed from office (prior to the expiration of their term) with or without “cause” by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors, and that vacancies on the Board can be filled only by the remaining directors then in office.

Stockholder Nomination of Directors

The By-Laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the “Nomination Procedure”). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. To be timely, a stockholder’s notice must bedelivered or mailed to and received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting of stockholders (subject to certain exceptions), and the notice must contain (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be transacted, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting and (d) any material interest of such stockholder in such business; and (C) as to the stockholder giving the notice on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Company’s most recent stockholder lists, of the stockholder proposing such proposal, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or other proposal between or among such stockholder, any of affiliate or associate, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Any stockholder who desires to propose any matter at an annual meeting of stockholders shall, in addition to the aforementioned requirements described in clauses (A) through (C), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Exchange Act, irrespective of whether the Company is then subject to such Rule or said Act. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure.

Although the By-Laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company’s stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

Restrictions on Foreign Ownership of Common Stock and Related Matters

The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the “Shipping Act”), and the Merchant Marine Act of 1920, as amended (the “1920 Act”, and collectively with the Shipping Act, the “Acts”), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

Generally, the Acts require that vessels engaged in U.S. coastwise trade must be owned by U.S. citizens. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined were to own more than 25% of the Common Stock, the Company would not (until such foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either “foreign” or “domestic,” depending on the citizenship of the owner. The Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by non-U.S. citizens. Moreover, the By-Laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-Laws further provide that the number of non-U.S. citizen directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2008 accompanies this Proxy Statement and should be read in conjunction herewith.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals that stockholders believe should be voted upon at the Company’s Annual Meeting may be eligible for inclusion in the Company’s Proxy Statement. Stockholder proposals for the 2010 Annual Meeting of Stockholders must be received in accordance with the provisions of Rule 14a-8 under the Exchange Act by the Company on or before December 31, 2009 to be eligible for inclusion in the proxy statement and proxy card relating to the 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: Corporate Secretary, SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 3 of the By-Laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s Annual Meeting of Stockholders (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

For the Board of Directors,

Paul L. Robinson

Corporate Secretary

APPENDIX A

SEACOR HOLDINGS INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

EFFECTIVE MARCH 11, 2009

SEACOR HOLDINGS INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I	PURPOSE AND DEFINITIONS

1.01     Purpose. The SEACOR HOLDINGS Inc. 2009 Employee Stock Purchase Plan, as amended from time to time ("Plan"), provides a convenient method of acquiring shares of stock of SEACOR HOLDINGS INC. ("Company"), if you are eligible to participate. The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended ("Code"), but is not intended to be subject to section 401(a) of the Code or the Employee Retirement Income Security Act of 1974.

1.02      Definitions. A term defined in the Plan shall have the meaning ascribed to it wherever it is used herein unless the context indicates otherwise.

ARTICLE II	PARTICIPATION

2.01      Adoption by Subsidiaries. The Company's Board of Directors may, from time to time, authorize the adoption of the Plan by one or more subsidiary or parent corporations of the Company (including entities that become parents or subsidiaries of the Company after the adoption of the Plan) ("Participating Subsidiaries").

2.02      Eligibility to Participate. You are eligible to participate in an Offering (as defined below) under the Plan if, as of the first day of such Offering, you are regularly scheduled to work more than twenty hours a week (as determined by reference to the Company's employment records) and more than five months a year for the Company and its Participating Subsidiaries, and you have completed at least six months of employment with the Company and its Participating Subsidiaries.

2.03      Participation Agreement. Participation in the Plan is voluntary with respect to each Offering. To participate in an Offering, you must be eligible and must complete a written enrollment form provided by the Company ("Participation Agreement") authorizing payroll deductions from your paycheck. Your Participation Agreement will remain in effect through each consecutive Offering unless you choose to revise or revoke it, or you become ineligible to participate in the Plan.

2.04      Termination of Your Participation. You may withdraw at any time from any Offering by written notice to the Committee (as defined below) in such form as it may require. Your participation will also end upon your ceasing to be employed by the Company or any Participating Subsidiary, or when you become ineligible to participate (including by reason of the Company or any Participating Subsidiary terminating its participation in the Plan).

2.05      Designation of Beneficiary. You shall, by written notice to the Committee, designate a person or persons to receive the value of your Account (as defined below) in the event of your death. You may, by written notice to the Committee during employment, alter or revoke such designation, subject always to any applicable law governing the designation of beneficiaries. Such written notice shall be in such form and shall be executed in such manner as the Committee may determine. If upon your death you have not designated a beneficiary under the Plan or such beneficiary does not survive you, the value of your Account shall be paid to your estate.

ARTICLE III	CONTRIBUTIONS

3.01      Payroll Deductions. You may accumulate savings to purchase Shares (as defined below) in an Offering by authorizing payroll deductions pursuant to a Participation Agreement, subject to such minimum and maximum limits (expressed in dollars or as a percentage of wages) as the Committee may impose, which limits shall apply to all options under such Offering. Such savings shall be credited to your Account with respect to the Offering to which they relate. Payroll deductions for an Offering shall commence with the first paycheck you receive during such Offering and shall end with the last paycheck you receive during such Offering. Paychecks will be treated as having been received when they are sent out or otherwise distributed.

3.02      Change in Rate of Contributions. You may reduce (but not increase) your rate of payroll deduction during an Offering by written notice to the Committee in such form and manner as it requires. Such reduction shall be effective as of the first pay period thereafter by which the Company is able to process the change.

3.03      Possession of Contributions. All payroll deductions made pursuant to the Plan shall be held for your benefit and on your behalf by the Company or any custodian selected by the Committee. Such payroll deductions shall constitute your property notwithstanding that they may be commingled with the general assets of the Company or such custodian.

ARTICLE IV	OPTIONS TO ACQUIRE SHARES

4.01      Maximum Number of Shares. The number of shares of common stock of the Company ("Shares") available for issuance under the Plan shall be 300,000 Shares with respect to the ten years following the adoption of the Plan. Any Shares that are not actually purchased under the Plan for any reason shall remain available for purchase hereunder.

4.02      Offerings. The Company will offer Shares for purchase under the Plan ("Offering") for six-month periods beginning on September 1 and March 1 of each calendar year, commencing on September 1, 2009. The Company may make additional Offerings for different periods, provided that no Offering shall extend for more than 27 months. Subject to the provisions of Section 423 of the Code and the regulations promulgated thereto, provisions applying to one option under an Offering shall apply to all other options under such Offering in the same manner.

4.03      Options. Each Offering shall constitute an option to purchase Shares (which may include fractional shares) at a price per Share equal to 85% of the lesser of (i) the fair market value of a Share on the first day of such Offering or (ii) the fair market value of a Share on the last day of such Offering. The fair market value of a Share on any date shall be its closing price reported by the principal stock exchange on which Shares are traded for such date or for the next earliest date on which Shares were traded.

4.04      Individual Limit on Options. No right to purchase Shares under the Plan shall provide an employee the right to purchase Shares under all employee stock purchase plans of the Company and its Subsidiaries in any calendar year which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted).

4.05      Purchase of Shares. Subject to Section 10.04, unless you have withdrawn or become ineligible prior to the end of an Offering, your accumulated savings shall be automatically applied on the last day of the Offering to purchase Shares (which may include fractional shares) to the extent feasible in accordance with the Offering. Such purchase shall be treated as the exercise of an option represented by the Offering. Any amount remaining in your Account after such purchase shall be disbursed, without interest, to you; provided, however, that you may carry forward amounts representing a fractional share that were withheld but not applied toward the purchase of stock under an earlier Offering and apply such amounts toward the purchase of additional stock under a subsequent Offering. You are not entitled or permitted to make cash payments in lieu of payroll deductions to acquire Shares in an Offering. In no event shall any Shares be purchased pursuant to an Offering more than 27 months after the commencement of the Offering.

4.06      Source of Shares. Shares may be purchased directly from the Company or by the Broker (as defined below) pursuant to directions from the Committee. If the Broker acquires Shares pursuant to an open market transaction, such purchase shall be made at the market price prevailing on the applicable exchange.

4.07      Restriction on 5% Owners. No employee shall be permitted to purchase Shares under the Plan if, immediately after such purchase, such employee would possess stock having 5% or more of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, determined by applying the stock ownership rules of section 424(d) of the Code.

4.08      Prohibition against Assignment. Your right to purchase Shares under the Plan are exercisable only by you and may not be sold, pledged, assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, surrender or transfer such rights shall be void and shall automatically cause any purchase rights held by you to be terminated. In such event, the Committee may refund in cash, without interest, all contributions credited to your Account.

ARTICLE V	ACCOUNTS

5.01      Establishment of Accounts. The Committee shall cause to be maintained a separate account for each Participant ("Account") to record the amount of payroll deductions with respect to each Offering, and the purchase price for and the number of Shares, credited to such Participant. No interest or other earnings shall be credited to any contributions under the Plan.

5.02      Custody of Shares. The Committee shall select a broker ("Broker") which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent instructions to the contrary from a Participant, certificates for Shares purchased will not be issued by the Broker to a Participant.

5.03	Voting of Shares. You shall direct the Broker as to how to vote the full Shares credited to your Account.
ARTICLE VI	DISBURSEMENTS FROM ACCOUNT

6.01      Withdrawal of Contributions. Upon your withdrawal from any Offering, all or any designated portion of the contributions credited to your Account with respect to such Offering shall be disbursed, without interest, to you.

6.02      Withdrawal of Shares. You may at any time withdraw all or any number of Shares credited to your Account under the Plan by directing the Broker to cause your Shares to be (i) issued as certificates in your name, (ii) transferred to another brokerage account of yours or (iii) sold and the net proceeds (less applicable commissions and other charges) distributed in cash to you.

6.03      Distribution Upon Termination. Upon termination of your participation in the Plan as a whole prior to the expiration of all Offerings thereunder, all contributions and Shares credited to your Account shall be disbursed to and as directed by you in accordance with the Plan. All contributions credited to your Account that have not been applied to the purchase of Shares shall be returned to you without interest, unless such termination coincides with the expiration of an Offering and Shares are purchased accordingly. Shares credited to your Account shall, in accordance with instructions to the Broker from you and at your expense, be distributed in the same manner as permitted upon any withdrawal.

6.04      Failure to Provide Directions. If within ninety (90) days after you have withdrawn from the Plan you have not notified the Broker of your instructions as set forth herein, the Committee shall direct the Broker to issue Shares in your name and deliver the same to you at your last known address.

6.05      Sale of Shares. If you elect to receive the proceeds from the sale of your Shares, the amount payable shall be determined by the Broker based upon the proceeds of the sale of your Shares at the market price prevailing on the New York Stock Exchange, less any applicable commissions, fees and charges. The Broker, acting on your behalf, shall take such action as soon as practicable, but in no event later than five (5) business days after receipt of notification from you. The Company assumes no responsibility in connection with such transactions, and all commissions, fees or other charges arising in connection therewith shall be borne directly by you. The amount thus determined shall be paid in a lump sum to you.

ARTICLE VII	ADMINISTRATION AND EXPENSES

7.01      Administration by Committee. The Plan shall be administered by a Committee, which shall consist of such members as determined by the Company (the “Committee”). The Committee shall interpret and apply the provisions of the Plan in its good faith discretion, and the Committee's decision is final and binding. The Committee may establish rules for the administration of the Plan; provided, however, that any such rules established shall be in compliance with Section 423 of the Code and the regulations promulgated thereto, including, without limitation, the Equal Rights and Privileges provision of §1.423-2(f).

7.02     Expenses for Purchase of Shares. The Company shall pay brokerage commissions, fees and other charges, if any, incurred for purchases of Shares with payroll deductions made under the Plan.

7.03      Expenses to Sell or Transfer Shares. All brokerage commissions, fees or other charges in connection with any sale or other transfer of your Shares shall be paid by you. In addition, any charges by the Broker in connection with your request to have certificates representing Shares registered in your name shall be paid by you.

7.04      Post-Termination Expenses. Upon your termination of employment or your withdrawal from the Plan for any other reason, all commissions, fees and other charges thereafter relating to your Account will be your responsibility.

ARTICLE VIII	MERGERS AND OTHER SHARE ADJUSTMENTS

8.01      Mergers or Other Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding options under the Plan shall be subject to the agreement of merger or consolidation. Such agreement, without the consent of any Participant, may provide for:

(a)	the continuation of such outstanding options by the Company (if the Company is the surviving corporation);
(b)	the assumption of the Plan and such outstanding options by the surviving corporation or its parent;
(c)

the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options, including the substitution of shares of common stock of the surviving corporation with such appropriate adjustments so as not to enlarge or diminish the rights of Participants; or

(d)	the cancelation of such outstanding Options without payment of any consideration other than the return of contributions credited to Participants' Accounts, without interest.

8.02      Adjustments to Shares or Options. In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the fair market value of the Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments so as not to enlarge or diminish the rights of Participants, in one or more of (i) the number of Shares available for purchase under the Plan, (ii) the number of Shares subject to purchase under outstanding options or (iii) the purchase price per Share under each outstanding option.

Notwithstanding any other provision of the Plan, if the Shares cease to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participant’s Account not theretofore invested may be refunded to the Participant, and such Participant shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the fair market value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participant would have been able to purchase with the balance of his or her Account on such Triggering Event if such Triggering Event were the last day of the Offering Period may be paid to the Participant, and such Participant shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

ARTICLE IX	AMENDMENT AND TERMINATION

9.01      Board of Directors May Amend or Terminate. Subject to Section 423 of the Code and the regulations promulgated thereto, the Board of Directors of the Company may at any time terminate or amend the Plan in any respect, including, but not limited to, terminating the Plan prior to the end of an Offering Period or reducing the term of an Offering Period; provided, however, that the number of Shares subject to purchase under the Plan shall not be increased without approval of the Company's shareholders.

9.02      Termination. The Plan and all rights of Participants to purchase any Shares hereunder shall terminate at the earlier of the conclusion of the last Offering Period authorized herein, or as otherwise determined by and at the discretion of the Company.

9.03      Issuance of Shares and Cash Refund upon Termination of Plan or End of Offering Period. Upon termination of the Plan at the end of an Offering Period, Shares shall be issued to Participants, and cash, if any, remaining in the Accounts of the Participants, shall be refunded to them, as if the Plan were terminated at the end of an Offering Period. Upon termination of the Plan prior to the end of an Offering Period, all amounts not previously applied to the purchase of Shares shall be distributed to you.

9.04      Approval by Broker. No amendments to the Plan which affects the responsibilities or duties of the Broker shall be effective without the agreement and approval of the Broker.

ARTICLE X	MISCELLANEOUS
10.01	Joint Ownership. Shares shall be registered in the name of the Participant, only.

10.02    No Employment Rights. The Plan shall not be deemed to constitute a contract of employment between the Company and you, nor shall it interfere with the right of the Company to terminate you and treat you without regard to the effect which such treatment might have upon you under the Plan.

10.03    Tax Withholding. The Company shall withhold from amounts to be paid to you as wages, any applicable Federal, state or local withholding or other taxes which it is from time to time required by law to withhold.

10.04    Compliance with Laws. The Company, in its discretion, may extend the period during which Participants in any Offering may withdraw from participation in such Offering, postpone the date of the purchase and sale of Shares pursuant to any Offering or direct the Broker to delay the issuance of any certificate representing Shares in the name of any person or the delivery of Shares to any person if the Company determines that the taking of such action is necessary or desirable to comply with any applicable federal or state laws or the listing or other requirements of any national securities exchange or to obtain the consent or approval of any governmental regulatory body or self-regulatory organization as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such registration, qualification, listing, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

10.05    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York and without regard to the conflict of laws principles of such state.

APPENDIX B

SEACOR HOLDINGS INC. 2007 SHARE INCENTIVE PLAN

(AS AMENDED THROUGH MARCH 11, 2009)

1.         PURPOSE. SEACOR Holdings Inc. 2007 Share Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors, officers and employees of, and consultants to, SEACOR Holdings Inc. (the “Company”) and its subsidiaries and affiliates, by providing them opportunities to acquire shares of common stock, par value $.01 per share, of the Company (“Common Stock”) or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company’s non-employee directors, officers, employees and consultants to those of its other stockholders.

2.	ADMINISTRATION.

(a)        The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Benefit award agreement, accelerate or waive vesting of Benefits and exercisability of Benefits, extend the term or period of exercisability of any Benefit, or waive any terms or conditions applicable to any Benefit; provided that no action taken by the Committee shall adversely affect in any material respect the rights granted to any participant under any outstanding awards without the participant's written consent (other than as may be required under Section 409A of the Code). All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. Notwithstanding anything in this Section 2(a) to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Benefits as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Benefits made to non-employee directors under the Plan. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

(b)        The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has so delegated duties, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

(c)        Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Stock Options and Stock Appreciation Rights may not be amended by the Committee to (i) reduce the exercise price of such outstanding Stock Options or Stock Appreciation Rights or (ii) cancel such outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Benefits or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval.

3.         PARTICIPANTS. Participants will consist of such non-employee directors, officers and employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee (or the Board) in its sole discretion determines from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year.

4.         TYPE OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the “Benefits”). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.	COMMON STOCK AVAILABLE UNDER THE PLAN.

(a)        Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be 1,258,185 shares of Common Stock (subject to adjustments made in accordance with Section 13 hereof), which may be authorized and unissued or treasury shares.

(b)        Any shares of Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The preceding sentence shall apply only for the purposes of determining the aggregate number of shares of Common Stock subject to Benefits and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 5(d) the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted or measured to an individual participant under the Plan.

(c)        For the avoidance of doubt, the following shares of Common Stock may not again be made available for delivery to participants under the Plan during the term of the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right or (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Benefit. Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards

(or obligations to grant future awards) under the plans or arrangements of another entity shall not decrease the number of shares of Common Stock subject to Benefits and shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(c) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits and that are available for delivery under the Plan, but shall not apply for purposes of determining pursuant to Section 5(d) the maximum number of shares of Common Stock (x) with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted or measured to an individual participant under the Plan or (y) that may be delivered through Stock Options under the Plan.

(d)        The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan, and the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during any calendar year shall not exceed 200,000 shares of Common Stock (in each case, subject to the restrictions set forth in Section 5(a) and the adjustments made in accordance with Section 13 hereof).

6.         STOCK OPTIONS. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options shall not be “incentive stock options” within the meaning of Section 422 of the Code (“Nonqualified Stock Options”). The Committee will have the authority to grant to any participant one or more Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a)        EXERCISE PRICE. Each Stock Option granted hereunder shall have such per share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

(b)        PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(c)        EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Options may be extended beyond such period but no later than one year after the participant’s death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

7.	STOCK APPRECIATION RIGHTS.

(a)        The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with a Stock Option, the designated Fair Market Value in the Benefit award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

(b)        Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a participant’s death, in which case, the exercise period of such participant’s Stock Appreciation Rights may be extended beyond such period but no later than one year after the participant’s death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Appreciation Right at the date of grant.

8.         STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment or service within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.	PERFORMANCE AWARDS.

(a)        Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. With respect to those Performance Awards that are intended to constitute Performance-Based Awards, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

(b)        With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

(c)        Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

10.	STOCK UNITS.

(a)        The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the Benefit award agreement shall specify. Stock Units may constitute Performance-Based Awards. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

(b)        Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such Stock Unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

(c)        Prior to the year with respect to which a Stock Unit may vest, the Committee may, in its discretion, permit a participant to elect not to receive shares of Common Stock and/or cash, as applicable, upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock and/or cash, as applicable, pursuant to the agreement of deferral.

(d)        A “Stock Unit” means a notional account representing one share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units at the time or times specified by the Committee or as the Benefit award agreement shall specify.

11.       PERFORMANCE-BASED AWARDS. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards shall be based on one or more business criteria that apply to the individual participant, one or more business units of the Company as a whole. The business criteria shall be as follows, individually or in combination, adjusted in such manner as the Committee shall determine: (i) net sales; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) division, group or corporate financial goals; (vii) return on stockholders’ equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (xi) market share; (xii) gross profits; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) economic value-added models and comparisons with various stock market indices; (xvi) reductions in costs; or (xvii) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

12.       FOREIGN LAWS. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13.	ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

(a)        If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner as determined by the Committee in its sole discretion, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments shall also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee shall make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b)        Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied as of the time of such Change in Control. For purposes of this Section 13(b), a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(i)        A change in control of the direction and administration of the Company’s business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

(ii)        During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company’s Board of Directors or any individuals who would be “Continuing Directors” (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

(iii)	The Company’s Common Stock shall cease to be publicly traded; or

(iv)       The Company’s Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

(v)        The Company’s Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13(b) (ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (v) above that the Board of Directors determines, in its sole discretion, not to be a Change in Control of the Company for purposes of the foregoing provision of this Plan as to vesting, shall not constitute a Change in Control of the Company. For purposes of this Section 13(b), “Continuing Directors” shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection. The Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company (without regard to any contrary determination by the Board of Directors under paragraph (B) above), each Benefit outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive (i) with respect to each share of Common Stock that is subject to a Stock Option or a Stock Appreciation Right and is then vested, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right (as the case may be) and (ii) with respect to each share of Common Stock that is subject to a Stock Award or Stock Unit and is then vested, the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control, such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16 of the Exchange Act and no exception from liability under Section 16 of the Exchange Act is otherwise available to such holder.

14.       NONTRANSFERABILITY. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such Stock Option or Stock Appreciation Right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of a Benefit by a participant solely to the participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

15.       OTHER PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the termination of any Benefit and the forfeiture of any gain realized in respect of a Benefit upon the occurrence of certain activity by the participant that is harmful to the Company, for the acceleration of exercisability or vesting of Benefits or the payment of the value of Benefits in the event that the control of the Company changes (including, without limitation, a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment (including, without limitation, any restrictions on the ability of the participant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.

16.       FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company’s Common Stock on the date of grant or the date of calculation, as the case may be (or on the last preceding trading date if Common Stock was not traded on such date) if the Company’s Common Stock is readily tradable on a national securities exchange or other market system, and if the Company’s Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

17.       WITHHOLDING. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

18.       TENURE. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, consultant or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

19.       UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

20.       NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.       DURATION, AMENDMENT AND TERMINATION. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (ii) increase the maximum amounts which can be paid to an individual under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

22.       GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to its choice-of-law provisions.

23.	EFFECTIVE DATE.

(a)        The Plan shall be effective as of April 12, 2007, the date on which the Plan was adopted by the Board of Directors (the “Effective Date”), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be canceled.

24.	COMPLIANCE WITH SECTION 409A OF THE CODE.

(a)        To the extent that the Plan and/or Benefits granted thereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend the Plan and/or Benefit award, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Benefit award from the application of Section 409A of the Code, (b) preserve the intended tax treatment of any such Benefit, or (c) comply with the requirements of Section 409A of the Code, Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant (“Section 409A Guidance”). This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Benefits are exempt from or comply with Section 409A Guidance.

(b)        All Benefits that would otherwise be subject to Section 409A of the Code shall be paid or otherwise settled on or as soon as practicable after the applicable payment date and not later than the 15th day of the third month from the end of (i) the participant’s tax year that includes the applicable payment date, or (ii) the Company’s tax year that includes the applicable payment date, whichever is later; provided, however, that the Committee reserves the right to delay payment with respect to any such Benefit under the circumstances set forth in Proposed Regulation Section 1.409A-3(h)(2), any successor thereof or upon such other events and conditions as the Commissioner of the Internal Revenue Service may prescribe in generally applicable guidance published in the Internal Revenue Bulletin; provided, further, that notwithstanding any contrary provision in the Plan or Benefit award agreement, any payment(s) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Benefit award agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.

APPENDIX C

SEACOR HOLDINGS INC.

MANAGEMENT INCENTIVE PLAN

1.	PURPOSE

The purpose of the SEACOR Holdings Inc. Management Incentive Plan (the “Plan”) is to provide senior executives of SEACOR Holdings Inc. (the “Company”) and its subsidiaries, including individuals who may be characterized as covered employees within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (such employees, “Covered Employees”) with incentive based compensation upon the achievement of established performance goals.

2.	ELIGIBILITY

Participants in the Plan will consist of such key members of management of the Company and its subsidiaries that the Compensation Committee of the Company (as defined in Section 7 hereof) and/or Board of Directors of the Company (the “Board”) in its sole discretion selects to participate. An employee who is a Participant for one annual performance period shall not have the right to be a Participant in any subsequent annual performance period.

3.	AWARDS

3.1           Annual Bonuses. A Participant may be designated as being eligible to receive an incentive cash bonus with respect to an annual performance period (the “Annual Bonus”), subject to the procedure and requirements of Section 4 below; provided, however, that the Compensation Committee and/or Board shall at all times have the authority and discretion to reduce or eliminate the Annual Bonus of any Participant to the extent it deems appropriate, even if performance goals are attained. Any reduction of one Participant's Annual Bonus will not result in an increase of another Participant's Annual Bonus.

3.2           Other Bonuses. The Compensation Committee and/or Board may award cash bonuses in such amounts and on such terms and conditions as it determines in its sole discretion, without regard to the procedure and requirements set forth in Section 4 below, to any individual who is or has been hired to be a key management employee of the Company or any of its subsidiaries.

4.	PROCEDURE

4.1          Performance Period. Unless otherwise determined by the Compensation Committee and/or Board, the annual performance period with respect to an Annual Bonus shall be the calendar year (January 1 – December 31).

4.2           Establishment of Goal. No later than ninety (90) days after the commencement of the performance period (but in no event after twenty-five percent (25%) of the performance period has elapsed), the Compensation Committee and/or Board shall establish (i) the performance goals applicable to the performance period; (ii) the performance measures to be used to measure the performance goals in terms of an objective formula or standard; (iii) the method for computing the amount of compensation payable to each Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply.

4.3           Performance Measures. The performance goals to be achieved to earn an Annual Bonus shall primarily be based on earnings before interest, taxes, depreciation, amortization and non-cash items based on the performance of the Company, or any business or division thereof (“EBITDA”), but may also be based on one or more of following performance measures, individually or in combination, based on the performance of the Company, or any business or division thereof, (i) revenue growth, (ii) earnings, (iii) operating income; (iv) pre- or after-tax income; (v) cash flow (before or after dividends); (vi) cash flow per share (before or after dividends); (vii) earnings per share; (viii) return on equity; (ix) return on capital (including return on total capital or return on invested capital); (x) cash flow return on investment; (xi) return on assets; (xii) economic value added (or an equivalent metric); (xiii) market share or penetration; (xiv) share price performance; (xv) total shareholder return; (xvi) improvement in or attainment of expense levels or expenses ratios; (xvii) employee satisfaction; (xviii) customer satisfaction; (xix) customer retention; (xx) rating agency ratings; and (xxi) attainment of strategic and/or organizational development goals.

4.4           Relative Performance Measures. Performance goals may also be based on comparisons to the performance of other companies or an index covering multiple companies, measured by one or more of the foregoing performance measures.

4.5           Certain Events. The evaluation of performance measures against the performance goals may (A) be adjusted consistent with exclusions or adjustments provided for in the Company’s financing agreements, or (B) exclude or adjust for the impact of certain events or occurrences that were not budgeted or planned for in setting the goals, including but not limited to (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; and (viii) discontinued operations as determined by the Compensation Committee at the time it establishes the goals in accordance with Section 4.2.

4.6           Maximum Bonus. The maximum Annual Bonus payable under the Plan to any Participant for any one calendar year is $6 million.

4.7           Determination of Bonus Amounts. As soon as reasonably practical following the completion of each performance period, the Compensation Committee shall confirm which of the applicable performance goals, if any, have been achieved and the amount of bonuses payable as a result thereof. The Annual Bonus shall be paid to each Participant within a reasonable period of time after the end of the performance period; provided, however, that no Annual Bonus will be paid for any performance period to any Participant who is subject to the limitations of Section 162(m) of the Code with respect to any Performance Period until such confirmation is made by the Compensation Committee.

4.8           Re-approval of Performance Measurements. The Company shall seek re-approval of the Plan and/or the performance measures listed in Section 4.3 after the first shareholder meeting that occurs in the fifth year following the year in which stockholders first approve the Plan (and every fifth year following any re-approval thereafter).

5.	PLAN ADMINISTRATION

5.1          Compensation Committee. The Plan shall be administered by the compensation committee of the Company which shall consist solely of at least two (2) “outside directors” within the meaning of Section 162(m) of the Code (the “Compensation Committee”). The Compensation Committee may delegate any of its duties and powers, in whole or in part, to any subcommittee thereof, provided such subcommittee consists solely of at least two (2) “outside directors” within the meaning of Section 162(m) of the Code.

5.2           Authority. The Compensation Committee shall have full power to administer and interpret the Plan and to establish rules for its administration, including, without limitation, rules regarding the impact of employment termination during the performance period and prior to the date the Annual Bonus or Other Bonus is paid. Any rule adopted by the Compensation Committee with respect to Covered Employees shall be consistent with the provisions of Section 162(m) of the Code.

5.3           Reliance on Advice. The Compensation Committee and/or Board, in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers or employees of the Company and other entities and of counsel, public accountants and other professional expert persons.

6.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may at any time, or from time to time, suspend or terminate the Plan, in whole or in part, or amend it in such respects as the Board may determine; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required to comply with the requirements of Section 162(m) of the Code, or any other applicable laws, regulations or rules.

7.	MISCELLANEOUS PROVISIONS

7.1           No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to continue to be employed by or perform services for the Company or any subsidiary.

7.2           Nontransferable. Except as may be approved by the Compensation Committee, a Participant’s rights and interests under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or indirectly by operation of law or otherwise (except in the event of the Participant’s death).

7.3           Withholding. The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required to be withheld with respect to such payment.

7.4           Compliance with Section 162(m). This Plan shall be administered and interpreted in accordance with Section 162(m) of the Code, to ensure the deductibility by the Company or its subsidiaries of the payment of the Annual Bonuses.

7.5           Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

8.	EFFECTIVE DATE

This Plan is adopted as of January 1, 2009; provided, however, the right of any Participant who is a Covered Employee to an Annual Bonus under this Plan shall be subject to approval of the Plan by the Company’s stockholders.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

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SEACOR Holdings Inc.

Proxy for Annual Meeting of Stockholders

To be held at Four Seasons Hotel - St. Louis

999 North Second Street, St. Louis, Missouri 63102

on Wednesday, May 13, 2009 at 9:00 a.m., Central time

The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR Holdings Inc. (the "Company"), dated April 6, 2009, and Annual Report for the fiscal year ended December 31, 2008, hereby appoints and constitutes Messrs. Charles Fabrikant and Paul Robinson, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 13, 2009, and at any adjournments thereof (the "Annual Meeting"), as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEACOR Holdings Inc.

IMPORTANT - This proxy must be signed and dated on the reverse side.

☐	14475n

ANNUAL MEETING OF STOCKHOLDERS OF

SEACOR Holdings Inc.

May 13, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at www.seacorholdingsinvestors.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

V Please detach along perforated line and mail in the envelope provided. V

☐ 21130303030000000000 1		051309

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. TO ELECT ELEVEN DIRECTORS TO SERVE UNTIL THE 2010 ANNUAL MEETING OF STOCKHOLDERS.		2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES

O Charles Fabrikant

O Pierre de Demandolx

O Richard Fairbanks

O Michael E. Gellert

O John C. Hadjipateras

O Oivind Lorentzen

O Andrew R. Morse

O Christopher Regan

O Stephen Stamas

O Steven Webster

O Steven J. Wisch

		3. APPROVAL OF THE SEACOR HOLDINGS INC. 2009 EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐
		4. APPROVAL OF AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE SEACOR HOLDINGS INC. 2007 SHARE INCENTIVE PLAN.	☐	☐	☐
		5. APPROVAL OF THE SEACOR HOLDINGS INC. MANAGEMENT INCENTIVE PLAN.	☐	☐	☐
The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the Annual Meeting or any adjournments thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:l		This proxy hereby revokes any proxy heretofore given by the undersigned for the Annual Meeting.
Shares represented by this proxy will be voted in the manner directed. If no direction is made, this proxy will be voted FOR the nominees listed, and FOR Items 2, 3, 4 and 5.
Only holders of record of SEACOR common stock at the close of business on March 27, 2009 will be entitled to notice of and to vote at the Annual Meeting.

Your vote is very important! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Annual Meeting, so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.